UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A – 101)

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ONEOK, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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Notice of Annual Meeting

and Proxy Statement

Annual Meeting of Shareholders

Thursday, May 21, 2009

March 27, 2009

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of ONEOK, Inc., which will be held at 10:00 a.m. Central Daylight Time on Thursday, May 21, 2009, at ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma 74103.

The matters to be voted on at the meeting are set forth in the attached notice of annual meeting of shareholders and are described in the attached proxy statement. A copy of our 2008 annual report to shareholders is also enclosed. A report on our 2008 results will be presented at the meeting.

We look forward to greeting as many of our shareholders as possible at the annual meeting. We know, however, that most of our shareholders will be unable to attend the meeting. Therefore, proxies are being solicited so that each shareholder has an opportunity to vote by proxy. You can authorize a proxy by signing, dating, and returning the enclosed proxy card. Shareholders whose stock is registered in their name may also authorize a proxy over the internet or by telephone. Instructions for using these convenient services are included in the proxy statement and on the proxy card.

Regardless of the number of shares you own, your vote is important. I urge you to submit your proxy as soon as possible so that you can be sure your shares will be voted.

Thank you for your continued support.

Very truly yours,

David L. Kyle

Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 21, 2009

To the Shareholders of ONEOK, Inc.

The 2009 annual meeting of shareholders of ONEOK, Inc., an Oklahoma corporation, will be held at ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma 74103, on May 21, 2009, at 10:00 a.m., Central Daylight Time, for the following purposes:

(1)	to elect the 11 directors named in the accompanying proxy statement to serve a one-year term;

(2)	to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of ONEOK, Inc., for the year ending December 31, 2009; and

(3)	to transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

These matters are described more fully in the accompanying proxy statement.

Only shareholders of record at the close of business on March 23, 2009, are entitled to notice of and to vote at the annual meeting.

Important Notice Regarding Internet Availability of Proxy Materials for Annual

Meeting of Shareholders to be held May 21, 2009:

Pursuant to the rules of the Securities and Exchange Commission (SEC), we have elected to provide access to our 2009 proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our 2009 proxy materials on the internet. This proxy statement and our 2008 annual report to shareholders are available on our website at www.oneok.com. Additionally, and in accordance with the SEC’s rules, you may access this proxy statement and our 2008 annual report at okevote.oneok.com, which does not have “cookies” that identify visitors to the site.

The vote of every shareholder is important. The Board of Directors appreciates the cooperation of shareholders in directing proxies to vote at the meeting. To make it easier for you to vote, internet and telephone voting are available. The instructions in the accompanying proxy statement and attached to your proxy card describe how to use these convenient services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it in the enclosed, postage-paid envelope.

You may revoke your proxy at any time by following the procedures set forth in the accompanying proxy statement.

By order of the Board of Directors,

Eric Grimshaw

Secretary

Tulsa, Oklahoma

March 27, 2009

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares, via the internet, by telephone, or by signing, dating, and returning the enclosed proxy card will save us the expense of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

ONEOK, Inc.

100 West Fifth Street

Tulsa, OK 74103

PROXY STATEMENT

This proxy statement describes important issues affecting our company and is furnished in connection with the solicitation of proxies by our Board of Directors for use at our 2009 annual meeting of shareholders to be held at the time and place set forth in the accompanying notice. The approximate date of the mailing of this proxy statement and accompanying proxy card is March 27, 2009.

Unless we otherwise indicate or unless the context indicates otherwise, all references in this proxy statement to “we,” “our,” “us,” or the “company” or similar references mean ONEOK, Inc. and its predecessors and subsidiaries.

Page

About the 2009 Annual Meeting	2

Outstanding Stock and Voting	6

Governance of the Company	7

Proposal 1 – Election of Directors	18

Proposal 2 – Ratify the Selection of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm of ONEOK, Inc. for the Year Ending December 31, 2009	22

Stock Ownership	25

Executive Compensation	28

Related Person Transactions	53

Shareholder Proposals	53

Householding	54

Annual Report on Form 10-K	54

Other Matters	54

ABOUT THE 2009 ANNUAL MEETING

The following questions and answers are provided for your convenience and briefly address some commonly asked questions about our 2009 annual meeting of shareholders. Please also consult the more detailed information contained elsewhere in this proxy statement and the documents referred to in this proxy statement.

Why did I receive these proxy materials?    We are providing these proxy materials in connection with the solicitation by the Board of Directors of ONEOK, Inc. of proxies to be voted at our 2009 annual meeting of shareholders and at any adjournment or postponement of the meeting. You are invited to attend our annual meeting of shareholders on May 21, 2009, beginning at 10:00 a.m., Central Daylight Time. The meeting will be held at our company headquarters at ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma. For directions to the meeting, please visit our website at www.oneok.com.

Who may attend and vote at the annual meeting?    All shareholders who held shares of our common stock at the close of business on March 23, 2009, may attend and vote at the meeting. If your shares are held in the name of a broker, bank, or other holder of record, often referred to as being held “in street name,” bring a copy of your brokerage account statement or a voting instruction card, which you can obtain from your broker, bank, or other holder of record of your shares.

No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the meeting.

Will the annual meeting be webcast?    Our annual meeting also will be webcast on May 21, 2009. You are invited to visit www.oneok.com at 10:00 a.m., Central Daylight Time, on May 21, 2009, to access the webcast of the meeting. Registration for the webcast is required. An archived copy of the webcast also will be available on our website for 30 days following the meeting.

How do I vote?    If you were a shareholder of record at the close of business on the record date of March 23, 2009, you have the right to vote the shares you held of record that day in person at the meeting or to appoint a proxy to vote your shares on your behalf through the internet, by telephone, or by mail. The internet and telephone methods of voting are generally available 24 hours a day and will ensure that your proxy is confirmed and posted immediately. These methods of voting are also available to shareholders who hold their shares in the ONEOK, Inc. Direct Stock Purchase and Dividend Reinvestment Plan, the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries (the “Thrift Plan”) and the ONEOK, Inc. Profit Sharing Plan (“Profit Sharing Plan”). You may revoke your proxy any time before the annual meeting by following the procedures outlined under the caption “What can I do if I change my mind after I vote my shares?” below. Please help us save time and postage costs by appointing a proxy via the internet or by telephone.

When you appoint a proxy via the internet, by telephone or by mailing a proxy card, you are appointing David L. Kyle, Chairman of the Board and John R. Barker, Senior Vice President, General Counsel and Assistant Secretary as your representatives at the annual meeting and they will vote your shares as you have instructed them. If you appoint a proxy via the internet, by telephone or by mailing a signed proxy card but do not provide voting instructions, your shares will be voted for proposal numbers 1 and 2.

To appoint a proxy to vote your shares on your behalf, please select from the following options:

Via the internet

•	Go to the website at www.investorvote.com, which is available 24 hours a day, 7 days a week.
•

Enter the control number that appears on your proxy card. This process is designed to verify that you are a shareholder and allows you to vote your shares and confirm that your instructions have been properly recorded.

•	Follow the simple instructions.
•	If you appoint a proxy via the internet, you do not have to return your proxy card.

By telephone

•	On a touch-tone telephone, call toll-free 1-800-652-VOTE (8683), 24 hours a day, 7 days a week.
•

Enter the control number that appears on your proxy card. This process is designed to verify that you are a shareholder and allows you to vote your shares and confirm that your instructions have been properly recorded.

•	Follow the simple recorded instructions.
•	If you appoint a proxy by telephone, you do not have to return your proxy card.

By mail

•	Mark your selections on the proxy card.
•	Date and sign your name exactly as it appears on your proxy card.
•	Mail the proxy card in the enclosed postage-paid envelope.

What if my shares are held by my broker or bank?    If your shares are held in a brokerage account or by a bank or other holder of record, your shares are considered to be held “in street name.” The notice of annual meeting, proxy statement, and our 2008 annual report to shareholders should have been forwarded to you by your broker, bank, or other holder of record together with a voting instruction card. You have the right to direct your broker, bank, or other holder of record on how to vote your shares by using the voting instruction card you received or by following any instructions provided for voting via the internet or by telephone.

What can I do if I change my mind after I vote my shares?    You have the right to revoke your proxy at any time before it is voted at the meeting by:

(1)	notifying our corporate secretary in writing;
(2)	authorizing a different proxy via the Internet;
(3)	authorizing a different proxy by telephone;
(4)	returning a later-dated proxy card; or
(5)	voting at the meeting in person.

If your shares are held in a brokerage account or by a bank or other holder of record, you may revoke any voting instructions you may have previously provided only in accordance with revocation instructions provided by the broker, bank, or other holder of record.

Is my vote confidential?    Proxy cards, ballots, and voting tabulations that identify individual shareholders are mailed and returned directly to our stock transfer agent who is responsible for tabulating the vote in a manner that protects your voting privacy. It is our policy to protect the confidentiality of shareholder votes throughout the voting process. The vote of any shareholder will not be disclosed to our directors, officers, or employees, except:

(1)	to meet legal requirements;
(2)	to assert or defend claims for or against us; or
(3)	in those limited circumstances where:
(a)	a proxy solicitation is contested;
(b)	a shareholder writes comments on a proxy card; or
(c)	a shareholder authorizes disclosure.

Both the tabulators and the inspectors of election have been, and will remain, independent of us. This policy does not prohibit shareholders from disclosing the nature of their votes to our directors, officers, or employees, or prevent us from voluntarily communicating with our shareholders, ascertaining which shareholders have voted, or making efforts to encourage shareholders to vote.

How is common stock held in our Thrift Plan and Profit Sharing Plan voted?    If you hold shares of our common stock through our Thrift Plan or Profit Sharing Plan, in order for your Thrift Plan or Profit Sharing Plan shares to be voted as you wish, you must instruct the Thrift Plan and Profit Sharing Plan’s trustee, Bank of

Oklahoma, N.A., how to vote those shares by providing your instructions via the internet, by telephone, or by mail. If you fail to provide your instructions or if you return an instruction card with an unclear voting designation, or with no voting designation at all, then the trustee will vote the shares in your account in proportion to the way the other participants in our Thrift Plan or Profit Sharing Plan vote their shares. Thrift Plan and Profit Sharing Plan votes receive the same confidentiality as all other shares voted. To allow sufficient time for voting by the trustee of the Thrift Plan and Profit Sharing Plan, your voting instructions must be received by May 14, 2009.

How will shares for which a proxy is appointed be voted on any other business conducted at the annual meeting that is not described in this proxy statement?    Although we do not know of any business to be considered at the 2009 annual meeting other than the proposals described in this proxy statement, if any other business is properly presented at the annual meeting, your proxy gives authority to David L. Kyle, our Chairman of the Board, and John R. Barker, our Senior Vice President, General Counsel, and Assistant Secretary, to vote on these matters at their discretion.

What shares are included on the proxy card(s)?    The shares included on your proxy card(s) represent all of the shares that you owned of record as of the close of business on March 23, 2009, including those shares held in our Direct Stock Purchase and Dividend Reinvestment Plan, but excluding shares held for your account by Bank of Oklahoma, N.A., as trustee for our Thrift Plan and our Profit Sharing Plan. If you do not authorize a proxy via the internet, by telephone, or by mail, your shares, except for those shares held in our Thrift Plan or our Profit Sharing Plan, will not be voted. Please refer to the discussion above for an explanation of the voting procedures for your shares held by our Thrift Plan and our Profit Sharing Plan.

What does it mean if I receive more than one proxy card?    If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Please sign and return all proxy cards, or appoint a proxy via the internet or telephone, to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address whenever possible.

Why did we receive just one copy of the proxy statement and annual report when we have more than one stock account in our household?    We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” This procedure permits us to send a single copy of the proxy statement and annual report to a household if the shareholders provide written or implied consent. We previously mailed a notice to eligible registered shareholders stating our intent to utilize this rule unless the shareholder provided an objection. Shareholders continue to receive a separate proxy card for each stock account. If you are a registered shareholder and received only one copy of the proxy statement and annual report in your household, we will promptly deliver copies, to the extent you request copies for each member of your household who was a registered shareholder as of the record date. You may make this request by calling Computershare Trust Company, N.A., at 1-866-235-0232, or by providing written instructions to Computershare Trust Company, N.A., 250 Royall Street, Canton, MA 02021. You also may contact us in the same manner if you are currently receiving a single copy of the proxy statement and annual report in your household and desire to receive separate copies in the future for each member of your household who is a registered shareholder, or if your household is currently receiving multiple copies of the proxy statement and annual report and you desire to receive a single copy in the future for your entire household. If you are not a registered shareholder and your shares are held by a broker, bank, or other holder of record, you will need to call that entity to revoke your election and receive multiple copies of these documents.

Is there a list of shareholders entitled to vote at the annual meeting?    The names of shareholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the meeting for any purpose germane to the meeting between the hours of 9:00 a.m. and 4:30 p.m. at our principal executive offices at 100 West Fifth Street, Tulsa, Oklahoma, and may be viewed by contacting our corporate secretary.

Can I access the notice of annual meeting, proxy statement, 2008 annual report, and accompanying documents on the internet?    The notice of annual meeting, proxy statement, 2008 annual report, and accompanying documents are currently available on our website at www.oneok.com. Additionally, in accordance with rules of the Security and Exchange Commission, you may access this proxy statement and our 2008 annual report at okevote.oneok.com. Instead of receiving future copies of our proxy and annual report materials by mail, most shareholders can elect to receive an e-mail that will provide electronic links to these proxy and annual report materials. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business and also will give you an electronic link to the proxy voting site.

Shareholders of record:    If you vote on the internet at www.investorvote.com, you may simply follow the prompts to enroll in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.computershare.com and following the enrollment instructions.

Beneficial owners:    If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker or other holder of record regarding the availability of this service.

What out-of-pocket costs will we incur in soliciting proxies?    Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, will assist us in the distribution of proxy materials and solicitation of votes for a fee of $9,500, plus out-of-pocket expenses. We also reimburse brokerage firms, banks, and other custodians, nominees, and fiduciaries for their reasonable expenses for forwarding proxy materials to our shareholders. We will pay all costs of soliciting proxies.

Who is soliciting my proxy?    Our Board of Directors is sending you this proxy statement in connection with its solicitation of proxies for use at our 2009 annual meeting of shareholders. Certain of our directors, officers, and employees also may solicit proxies on our behalf in person or by mail, telephone, or fax.

Who will count the vote?    Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as the inspector of the election.

How can I find out the results of the voting at the annual meeting?    Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2009.

OUTSTANDING STOCK AND VOTING

Voting

Only shareholders of record at the close of business on March 23, 2009, are entitled to receive notice of and to vote at the annual meeting. As of that date, 105,257,668 shares of our common stock were outstanding. Each outstanding share entitles the holder to one vote on each matter submitted to a vote of shareholders at the meeting. No other class of our stock is entitled to vote on matters to come before the meeting.

Shareholders of record may vote in person or by proxy at the annual meeting. All properly submitted proxies received prior to the commencement of voting at the annual meeting will be voted in accordance with the voting instructions contained on the proxy. Shares for which signed proxies are properly submitted without voting instructions will be voted (1) FOR Proposal 1 to elect the 11 nominees for director proposed by our Board of Directors and named in this proxy statement, and (2) FOR the proposed ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2009. While we know of no other matters that are likely to be brought before the meeting, in the event any other business comes before the meeting, proxies will be voted in the discretion of the persons named in the proxy. The persons named as proxies were designated by our Board.

To vote shares held through a broker, bank, or other holder of record, a shareholder must provide voting instructions to his or her broker, bank, or other holder of record. Brokerage firms, banks, and other fiduciaries are required to request voting instructions for shares they hold on behalf of their customers and others. We encourage you to provide instructions to your brokerage firm, bank, or other holder of record on how to vote your shares. If you do not provide voting instructions to your brokerage firm, your brokerage firm will be permitted under the rules of the New York Stock Exchange to vote your shares on Proposals 1 and 2, at its discretion.

Representatives of our stock transfer agent, Computershare Trust Company, N.A., will be responsible for tabulating and certifying the votes cast at the meeting.

Quorum

The holders of a majority of the shares entitled to vote at the annual meeting, represented in person or by proxy, constitute a quorum for the transaction of business at the annual meeting. Shares for which completed proxies are submitted without voting instructions will be counted as present for purposes of determining whether there is a quorum at the annual meeting.

If a quorum is not present at the scheduled time of the meeting, the shareholders who are present in person or by proxy may adjourn the meeting until a quorum is present. If the time and place of the adjourned meeting are announced at the time the adjournment is taken, no other notice will be given except that if the adjournment is for more than 30 days, or if a new record date is set for the adjourned meeting, a notice will be given to each shareholder entitled to notice and to vote at the meeting.

Matters to Be Voted Upon

At the annual meeting, the following matters will be voted upon:

(1)	to elect the 11 directors named in this proxy statement to serve a one-year term;

(2)	to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of ONEOK, Inc. for the year ending December 31, 2009; and

(3)	to transact such other business as may properly come before the meeting, or any adjournment or postponement of the meeting.

Votes Required

Proposal 1—Election of Directors.    In accordance with our by-laws, a director nominee will be elected by the affirmative vote of a majority of the votes cast at the meeting with respect to that nominee. Abstentions with respect to the election of directors will not be counted as votes cast.

Proposal 2—Ratification of selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2009.    In accordance with our by-laws, approval of the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2009, requires the affirmative vote of a majority of the voting power of the shareholders present in person or by proxy and entitled to vote on this proposal at the meeting. Abstentions will have the effect of a vote against the proposal.

Revoking a Proxy

Any shareholder may revoke his or her proxy at any time before it is voted at the meeting by (1) delivering a proxy card bearing a later date, (2) authorizing a later proxy via the internet, (3) authorizing a later proxy by telephone, (4) filing with our corporate secretary a written notice of revocation (the mailing address of our corporate secretary is 100 West Fifth Street, Tulsa, Oklahoma 74103), or (5) voting in person at the meeting. A shareholder’s presence without voting at the annual meeting will not automatically revoke a previously delivered proxy, and any revocation during the meeting will not affect votes previously taken.

If your shares are held in a brokerage account or by a bank or other holder of record, you may revoke any voting instructions you may have previously provided in accordance with the revocation instructions provided by the broker, bank, or other holder of record.

Proxy Solicitation

Solicitation of proxies will be primarily by mail and telephone. We have engaged Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, to solicit proxies for a fee of $9,500, plus out-of-pocket expenses. In addition, our officers, directors, and employees may solicit proxies on our behalf in person or by mail, telephone, and fax, for which such persons will receive no additional compensation. We will pay all costs of soliciting proxies. We will reimburse brokerage firms, banks, and other custodians, nominees, and fiduciaries for their reasonable expenses for forwarding proxy materials to our shareholders.

GOVERNANCE OF THE COMPANY

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines which address key areas of our corporate governance, including: director qualification standards, including the requirement that a majority of our directors be “independent” under the applicable independence requirements of the New York Stock Exchange; director responsibilities; director access to management; director compensation; management succession; evaluation of performance of our Board; and the structure and operation of our Board. Our Board periodically reviews our corporate governance guidelines and may revise the guidelines from time to time as conditions warrant. The full text of our corporate governance guidelines is published on and may be printed from our website at www.oneok.com and is also available from our corporate secretary upon request.

Code of Business Conduct

Our Board of Directors has adopted a code of business conduct which applies to our directors, officers (including our principal executive and financial officers, principal accounting officer, controllers, and other persons performing similar functions), and all other employees. We require all directors, officers, and employees to adhere to our code of business conduct in addressing the legal and ethical issues encountered in conducting their work for our company. Our code of business conduct requires that our directors, officers, and employees avoid conflicts of interest, comply with all applicable laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our company’s best interest. All directors, officers, and employees are required to report any conduct that they believe to be an actual or apparent violation of our code of business conduct.

The full text of our code of business conduct is published on and may be printed from our website at www.oneok.com and is also available from our corporate secretary upon request. We intend to disclose on our website future amendments to, or waivers from, our code of business conduct, as required by the rules of the Securities and Exchange Commission and the New York Stock Exchange.

Director Independence

Our corporate governance guidelines provide that a majority of our Board of Directors will be “independent” under the applicable independence requirements of the New York Stock Exchange. These guidelines and the rules of the New York Stock Exchange provide that, in qualifying a director as “independent,” the Board must make an affirmative determination that the director has no material relationship with our company either directly or as a partner, shareholder, or officer of an organization that has a relationship with our company.

Our Board has affirmatively determined that its members James C. Day, Julie H. Edwards, William L. Ford, Bert H. Mackie, Jim W. Mogg, Pattye L. Moore, Gary D. Parker, Eduardo A. Rodriguez, and David J. Tippeconnic have no material relationship with our company and each otherwise qualifies as “independent” under our corporate governance guidelines, our director independence guidelines, and the rules of the New York Stock Exchange. The determination that these members of our Board have no material relationship with our company was made by the Board in accordance with the director independence guidelines adopted by our Board. These guidelines specify the types of relationships the Board has determined to be categorically immaterial. The full text of our director independence guidelines is published on and may be printed from our website at www.oneok.com. Directors who meet these standards are considered to be “independent.”

In determining whether certain of our directors qualify as “independent” under our director independence guidelines, our Board considered the receipt by certain directors or their immediate family members (or entities of which they are members, directors, partners, executive officers, or counsel) of natural gas service from us at regulated rates on terms generally available to our customers (and, in the case of an entity, in an amount that is less than the greater of $1 million or two percent of the entities’ gross revenue for its last fiscal year). In each case, the Board determined these relationships to be in the ordinary course of business at regulated rates or on substantially the same terms available to non-affiliated third parties and to be immaterial in amounts to both our company and the director.

With respect to the Board’s determination regarding the independence of William L. Ford, the Board specifically determined that our sale of natural gas to Shawnee Milling Company, of which Mr. Ford is President, is an immaterial relationship and does not preclude a determination of Mr. Ford’s independence on the basis that the gas sales are in the ordinary course of business on substantially the same terms as comparable third party transactions with non-affiliates, and the sales are immaterial in amount to both our company and to Shawnee Milling Company.

Lead Independent Director

Our non-management directors have designated William L. Ford, the Chair of the Board’s Corporate Governance Committee, as our lead independent director. The lead independent director presides during any executive session of our Board of Directors at which the Chairman of the Board is not present and during any other meeting of our Board at which both the Chairman of the Board and the Chief Executive Officer are not present. The lead independent director also presides over executive sessions of the independent directors. The lead independent director is also responsible for approving schedules and agendas for meetings of the Board in order to make an independent determination that there is sufficient time for discussion of all agenda items.

Board and Committee Membership

Our business, property, and affairs are managed under the direction of our Board of Directors. Members of our Board are kept informed of our business through discussions with our Chairman of the Board, our Chief Executive Officer, and other officers, by reviewing materials provided to them, by visiting our offices, and by participating in meetings of the Board and its committees.

During 2008, the Board held six regular meetings. All of our incumbent directors attended at least 75 percent of the aggregate of all meetings of the Board and Board committees on which they served in 2008.

Our Corporate Governance Guidelines provide that members of our Board are expected to attend our annual meetings of shareholders. All members of our Board who were members of the Board at the time of our 2008 annual meeting of shareholders attended our 2008 annual meeting of shareholders.

The Board has four standing committees consisting of the Audit Committee, the Executive Compensation Committee, the Corporate Governance Committee, and the Executive Committee. The table below provides the current membership of our Board and each of our Board committees. Each member of our Audit Committee, Executive Compensation Committee, and Corporate Governance Committee is “independent” under our corporate governance guidelines, director independence guidelines, and the rules of the New York Stock Exchange.

Director	Audit	Executive Compensation	Corporate Governance	Executive
James C. Day		Chair		Member
Julie H. Edwards	Vice Chair		Member
William L. Ford			Chair	Member
John W. Gibson
David L. Kyle				Chair
Bert H. Mackie		Member	Member
Jim W. Mogg		Member	Vice Chair
Pattye L. Moore	Member		Member
Gary D. Parker	Member	Member
Eduardo A. Rodriguez	Chair			Member
David J. Tippeconnic	Member	Vice Chair
Mollie B. Williford

Our Board has adopted written charters for each of its Audit, Executive Compensation, Corporate Governance, and Executive Committees. Copies of the charters of each of these committees are available on and may be printed from our website at www.oneok.com and are also available from our corporate secretary upon request. The responsibilities of our Board committees are summarized below. From time to time the Board, in its discretion, may form other committees.

The Audit Committee.    The Audit Committee represents and assists our Board of Directors with the oversight of the integrity of our financial statements and internal controls, our compliance with legal and regulatory requirements, the independence, qualifications and performance of our independent registered public accounting firm, and the performance of our internal audit function. The responsibilities of the Audit Committee include:

•	appointing, compensating, retaining, and overseeing our independent auditor;

•	reviewing the scope, plans, and results relating to our internal and external audits and our financial statements;

•	monitoring and evaluating our financial condition;

•	monitoring and evaluating the integrity of our financial reporting processes and procedures;

•

assessing our significant financial risks and exposures and evaluating the adequacy of our internal controls in connection with such risks and exposures, including, but not limited to, internal controls over financial reporting and disclosure controls and procedures; and

•	monitoring our compliance with our policies on ethical business conduct.

Our independent registered public accounting firm reports directly to our Audit Committee. All members of our Audit Committee are “independent” under the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission applicable to audit committee members. The Board has determined that Julie H. Edwards, Gary D. Parker, and David J. Tippeconnic are each an audit committee financial expert under the applicable rules of the Securities and Exchange Commission.

The Audit Committee held six meetings in 2008.

The Executive Compensation Committee.    Our Executive Compensation Committee is responsible for establishing and periodically reviewing our executive compensation policies and practices. This responsibility includes:

•	discharging the Board of Director’s responsibilities relating to compensation and benefits administration for our employees;

•	evaluating the performance and recommending to the Board the compensation of our Chief Executive Officer, and our other principal executive officers;

•

reviewing our executive compensation programs to ensure the attraction, retention, and appropriate compensation of executive officers in order to motivate their performance in the achievement of our business objectives and to align their interests with the long-term interests of our shareholders; and

•	reviewing and making recommendations to the Board on executive officer and director compensation and personnel policies, programs, and plans.

Our Executive Compensation Committee meets periodically during the year to review our executive and director compensation policies and practices. Executive salaries are set and short and long-term incentive compensation is awarded by the Committee annually. The scope of the authority of the Committee is not limited except as set forth in its charter and by applicable law. The Committee has the authority to delegate duties to subcommittees of the Committee, or to standing committees of the Board of Directors, as it deems necessary or appropriate. The Committee may not delegate to a subcommittee any authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

The executive compensation group in our corporate human resources department supports, in consultation with our Chief Executive Officer, the Executive Compensation Committee in its work.

In addition, during 2008 the Executive Compensation Committee employed an independent outside compensation consultant, Towers Perrin, to assist the Committee in its evaluation and determination of the amount and form of compensation paid in 2008 to our Chief Executive Officer and our other officers. In February 2008, the Committee, after an extensive screening process, engaged Hewitt Associates to serve as the Committee’s independent outside compensation consultant to assist in the Committee’s evaluation and determination of the amount and form of compensation to be paid in 2009 to our Chief Executive Officer and our other officers. Each of these consultants was engaged by and reported to the Committee. For more information on executive compensation and the role of these consultants, see “Executive Compensation” elsewhere in this proxy statement.

The Executive Compensation Committee held four meetings in 2008.

The Corporate Governance Committee.    Our Corporate Governance Committee is responsible for overseeing our company’s governance, including the selection of directors and the Board of Directors’ practices and effectiveness. These responsibilities include:

•

identifying and recommending qualified director candidates, including qualified director candidates suggested by our shareholders in written submissions to our corporate secretary in accordance with our corporate governance guidelines and our by-laws;

•	making recommendations to the Board with respect to electing directors and filling vacancies on the Board;

•	adopting an effective process for director selection and tenure by making recommendations on the Board’s organization and practices and by aiding in identifying and recruiting director candidates;

•	reviewing and making recommendations to the Board with respect to the organization, structure, size, composition, and operation of the Board and its committees;

•	in conjunction with the Chairman of the Board, the Chief Executive Officer, and the Executive Compensation Committee, overseeing management succession and development; and

•	reviewing and making recommendations with respect to other corporate governance matters.

The Corporate Governance Committee held three meetings in 2008.

The Executive Committee.    In the intervals between meetings of our Board of Directors, the Executive Committee may, except as otherwise provided in our by-laws and applicable law, exercise the powers and authority of the full Board in the management of our property, affairs, and business. The function of the Committee is to act on major matters where it deems action appropriate, providing a degree of flexibility and ability to respond to time-sensitive business and legal matters without calling a special meeting of our full Board. The Committee reports to the Board at its next regular meeting on any actions taken.

The Executive Committee held no meetings in 2008.

Director Nominations

Our corporate governance guidelines provide that the Board of Directors is responsible for nominating candidates for Board membership, and delegates the screening process to the Corporate Governance Committee of the Board. This Committee, with recommendations and input from our Chairman of the Board, our Chief Executive Officer, and the directors, evaluates the qualifications of each director candidate and assesses the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of the Board at a given point in time. The Committee is responsible for recommending to the full Board candidates for nomination by the Board for election as members of our Board.

Candidates for nomination by the Board must be committed to devote the time and effort necessary to be productive members of the Board. In nominating candidates, the Board seeks director diversity in personal background, race, gender, age, and nationality. The Board also seeks to maintain a mix that includes, but is not limited to, the following areas of core competency: accounting and finance, investment banking, business judgment, management, energy industry knowledge, crisis response, leadership, strategic vision, law and corporate relations.

The Corporate Governance Committee’s charter provides that the Committee has the responsibility, in consultation with the Chairman of the Board and the Chief Executive Officer, to search for, recruit, screen, interview, and select candidates for the position of director as necessary to fill vacancies on the Board or the additional needs of the Board, and to consider management and shareholder recommendations for candidates for nomination by the Board. In carrying out this responsibility, the Committee evaluates the qualifications and performance of incumbent directors and determines whether to recommend them for re-election to the Board. In addition, the Committee determines, as necessary, the portfolio of skills, experience, diversity, perspective, and background required for the effective functioning of the Board considering our business strategy and our regulatory, geographic, and market environments. The Committee has in the past retained an independent search consultant to assist the Committee from time to time in identifying and evaluating qualified director candidates.

Our corporate governance guidelines contain a policy regarding the Corporate Governance Committee’s consideration of prospective director candidates recommended by shareholders for nomination by our Board. Under this policy, any shareholder who wishes to recommend a prospective candidate for nomination by our Board for election at our 2010 annual meeting should send a letter of recommendation to our corporate secretary at our principal executive offices no later than September 30, 2009. The letter should include the name, address, and number of shares owned by the recommending shareholder (including, if the recommending shareholder is not a shareholder of record, proof of ownership of the type referred to in Rule 14a-8(b)(2) of the proxy rules of the Securities and Exchange Commission), the prospective candidate’s name and address, a description of the prospective candidate’s background, qualifications, and relationships, if any, with our company, and all other information necessary for our Board to determine whether the prospective candidate meets the independence standards under the rules of the New York Stock Exchange and our director independence guidelines. A signed statement from the prospective candidate should accompany the letter of recommendation indicating that he or she consents to being considered as a nominee of the Board and that, if nominated by the Board and elected by the shareholders, he or she will serve as a director. The Committee evaluates prospective candidates recommended by shareholders for nomination by our Board in light of the various factors set forth above.

Neither the Corporate Governance Committee, the Board, nor our company itself, discriminates in any way against prospective candidates for nomination by the Board on the basis of age, sex, race, religion, or other personal characteristics. There are no differences in the manner in which the Committee or the Board evaluates prospective candidates based on whether or not the prospective candidate is recommended by a shareholder, provided that the recommending shareholder furnishes to the company a letter of recommendation containing the information described above along with the signed statement of the prospective candidate referred to above.

In addition to having the ability to recommend prospective candidates for nomination by our Board, under our by-laws shareholders may themselves nominate candidates for election at an annual shareholders meeting. Any shareholder who desires to nominate candidates for election as directors at our 2010 annual meeting must follow the procedures set forth in our by-laws. Under these procedures, notice of a shareholder nomination for the election of a director must be received by our corporate secretary at our principal executive offices not less than 120 calendar days before the first anniversary of the date that our proxy statement was released to shareholders in connection with our 2009 annual meeting of shareholders. If the date of the meeting is changed by more than 30 days from the first anniversary date of the previous year’s meeting, our corporate secretary must receive notice of a shareholder nomination by the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting is mailed to shareholders or the day on which public announcement of the meeting date is made. In accordance with our by-laws, a shareholder notice must contain certain information, including, as to such person whom the shareholder desires to nominate for election as a director: (a) the name, age, business address, and residence address of such person; (b) the principal occupation or employment of such person; (c) the class and number of our shares which are beneficially owned by such person on the date of such shareholder’s notice; and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required under the applicable rules of the Securities and Exchange Commission, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee of the Board and to serve as a director if elected. In addition, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the notice must set forth the name and address, as they appear on our books, of such shareholder and of such beneficial owner, if any, and any other shareholders known by such shareholder to be supporting such nominee, the class and number of our shares which are beneficially owned by such shareholder and such beneficial owner, if any, on the date of such shareholder’s notice and by any other shareholders known by such shareholder to be supporting such nominee on the date of such shareholder’s notice, a description of all agreements, arrangements and understandings between such shareholder and such beneficial owner, if any, and any other person or persons (including their names) in connection with the nomination by such shareholder, and all other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed by such person as a participant in a solicitation of proxies for the election of directors in a contested election, or would otherwise be required under the applicable rules of the Securities and Exchange Commission. This information must be supplemented by the shareholder or beneficial owner, if any, not later than ten days after the record date for the meeting to disclose this information as of the record date.

Director Compensation

Annual Compensation.    Compensation for our non-management directors for the year ended December 31, 2008, consisted of an annual cash retainer of $125,000 to the Chairman of the Board, an annual cash retainer of $37,500 to each other non-management director, a stock retainer of 2,000 shares of our common stock, and meeting fees of $1,500 for each Board or committee meeting attended in person or $750 for each Board or committee meeting attended by telephone. In addition, the chair of our Audit Committee received an additional annual cash retainer of $15,000, and each chair of our Executive Compensation and Corporate Governance Committees received an additional annual cash retainer of $10,000. All directors are reimbursed for reasonable expenses incurred in connection with attendance at Board and committee meetings. A director who is also an officer or employee receives no compensation for his or her service as a director.

The following table sets forth the compensation paid to our non-management directors in 2008.

2008 Non-Management Director Compensation

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2) (3) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	Total ($)
William M. Bell (6)	$9,750	—	—	$9,750
James C. Day	$64,750	$99,560	—	$164,310
Julie H. Edwards	$57,000	$99,560	—	$156,560
William L. Ford	$64,000	$99,560	—	$163,560
David L. Kyle	$224,833	$131,793	—	$356,626
Bert H. Mackie	$54,000	$99,560	—	$153,560
Jim W. Mogg	$57,000	$99,560	—	$156,560
Pattye L. Moore	$55,500	$99,560	$74	$155,060
Gary D. Parker	$54,750	$99,560	—	$154,310
Eduardo A. Rodriguez	$71,250	$99,560	—	$170,810
David J. Tippeconnic	$59,250	$99,560	—	$158,810
Mollie B. Williford	$44,250	$99,560	—	$143,810

(1)	Non-management directors may defer all or a part of their annual cash retainer, annual stock retainer, and meeting fees under our Deferred Compensation Plan for Non-Employee Directors. During the year ended December 31, 2008, approximately $938,376 of the total amount payable for directors’ fees were deferred under this plan at the election of nine of our directors. Deferred amounts are treated, at the election of the participating director, either as phantom stock or as a cash deferral. Phantom stock deferrals are treated as though the deferred amount is invested in our common stock at the fair market value on the date the deferred amount was earned. Phantom stock earns the equivalent of dividends declared on our common stock, reinvested in phantom shares of our common stock based on the fair market value of our common stock on the payment date of each common stock dividend. The shares of our common stock reflected in a non-management director’s phantom stock account are issued to the director under our Long-Term Incentive Plan on the last day of the director’s service as a director or a later date selected by the director. Cash deferrals earn interest at a rate equal to Moody’s Long-Term Corporate Bond Yield AAA on the first business day of the plan year, plus 100 basis points which, at January 1, 2008, was 3.61 percent.

The following table sets forth for each non-management director, the amount of director compensation deferred during 2008 and cumulative deferred compensation as of December 31, 2008.

Director	Board Fees Deferred to Phantom Stock in 2008 (a)	Dividends Earned on Phantom Stock and Reinvested in 2008 (b)	Total Board Fees Deferred to Phantom Stock at December 31, 2008 (a)	Total Phantom Stock Held at December 31, 2008	Board Fees Deferred to Cash in 2008 (c)	Total Board Fees Deferred to Cash at December 31, 2008 (c)
William M. Bell	$4,875	$21,526	$754,284	—	—	—
James C. Day	$136,935	$4,639	$197,466	4,442	—	—
Julie H. Edwards	—	—	—	—	—	—
William L. Ford	$163,560	$70,806	$1,296,384	48,258	—	—
David L. Kyle	—	—	—	—	—	—
Bert H. Mackie	$137,060	$42,003	$848,138	29,024	—	—
Jim W. Mogg	$128,060	$5,520	$241,269	4,928	—	—
Pattye L. Moore	$99,560	$36,279	$800,588	24,882	$357	$5,877
Gary D. Parker	$99,560	$25,337	$558,439	17,676	—	—
Eduardo A. Rodriguez	$9,956	$958	$23,822	730	—	—
David J. Tippeconnic	$158,810	$8,442	$348,791	7,251	—	—
Mollie B. Williford	—	$2,184	$32,027	1,440	—	—

(a)	Reflects the value (based on our closing stock price on the New York Stock Exchange on December 31, 2008) of the annual cash retainer, annual stock retainer, and meeting fees deferred by a director under our Deferred Compensation Plan for Non-Employee Directors.

(b)	Dividend equivalents paid on phantom stock are reinvested in additional shares of phantom stock based on the average of the high and low trading prices of our common stock on the New York Stock Exchange on the date the dividend equivalent was paid.

(c)	No board fees were deferred to cash in 2008. The amount for Ms. Moore represents interest paid on prior cash deferrals at a rate equal to Moody’s Long-Term Corporate Bond Yield AAA on the first day of the plan year, plus 100 basis points which, at January 1, 2008, was 3.61 percent.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with Financial Accounting Standards No. 123 (revised 2004), Share-Based Payments (“FAS Statement 123R”), of stock awards received by directors for service on our Board of Directors or a Board committee. Since the shares are issued free of any restrictions on the grant date, the grant date fair value of these awards is based on our closing stock price on the New York Stock Exchange on the date of grant. The following table sets forth the shares and grant date fair value of our common stock issued to our non-management directors during 2008 for service on our Board or a Board committee.

Director	Shares Awarded in 2008	Aggregate Grant Date Fair Value
William M. Bell	—	$—
James C. Day	2,000	$99,560
Julie H. Edwards	2,000	$99,560
William L. Ford	2,000	$99,560
David L. Kyle	2,666	$131,793
Bert H. Mackie	2,000	$99,560
Jim W. Mogg	2,000	$99,560
Pattye L. Moore	2,000	$99,560
Gary D. Parker	2,000	$99,560
Eduardo A. Rodriguez	2,000	$99,560
David J. Tippeconnic	2,000	$99,560
Mollie B. Williford	2,000	$99,560

(3)	No options were granted to non-management directors in 2008. We maintain a stock option plan for our non-management directors under which options to purchase shares of our common stock may be granted to our non-management directors. Options may be exercisable in full at the time of grant or may become exercisable in one or more installments. Options are exercisable for a period of ten years after the date of grant of the option. In the event of termination of service as a non-management director, the options lapse upon such termination (whether vested or unvested), except in the case of retirement under the mandatory retirement provisions of our by-laws, in which case the retiring director may exercise the vested options within three years from the date of retirement. In the event of death, the vested options may be exercised by the personal representative of the optionee within three years from the date of death.

The following table sets forth the stock options held by our non-management directors at December 31, 2008.

Non-Management Director Stock Options Held at 2008 Fiscal Year End

Director	Grant Date	Shares Underlying Options Granted	Exercise Price	Expiration Date	Per Option Grant Date Fair Value (a)	Aggregate Grant Date Fair Value (a)
Pattye L. Moore	02-21-02 01-23-03	10,000 10,000	$18.23 $17.28	02-21-12 01-23-13	$4.2294 $4.7730	$42,294 $47,730

Mollie B. Williford	05-09-03	10,000	$19.80	05-09-13	$4.9793	$49,793

(a)	Grant date fair value is determined in accordance with FAS Statement 123R. Since the options were fully vested on the grant date, the grant date fair value of these awards is based on our closing stock price on the New York Stock Exchange on the date of grant and assumptions made on that date using a Black-Scholes pricing model.

(4)	For the aggregate number of shares of our common stock, phantom stock and stock options held by each member of our Board of Directors at March 1, 2009, see “Stock Ownership – Holdings of Officers and Directors” at page 26.

(5)	Reflects above market earnings on Board of Directors fees deferred to cash under our Deferred Compensation Plan for Non-Employee Directors which provides for payment of interest on cash deferrals at a rate equal to Moody’s Long-Term Corporate Bond Yield AAA on the first business day of the plan year, plus 100 basis points, which, at January 1, 2008 was 3.61 percent.

(6)	Upon reaching his 73rd birthday, Mr. Bell retired from the Board in May 2008 in accordance with our by-laws.

Compensation Committee Interlocks and Insider Participation

During 2008, our Executive Compensation Committee consisted of Messrs. Day, Mackie, Mogg, Parker and Tippeconnic. No member of the Committee was an officer or employee of the company or any of its subsidiaries during 2008 and no member of the Committee was formerly an officer of the company or any of its subsidiaries. In addition, during 2008, none of our executive officers served as a member of a compensation committee or board of directors of any other entity, an executive officer of which served as a member of our Board.

Executive Sessions of the Board

The non-management members of our Board of Directors meet in regularly scheduled executive sessions without any members of management present. During 2008, the non-management members of our Board met in executive session during each of the six regular meetings of the Board held during the year. We intend to continue this practice of regularly scheduled meetings of the non-management members of our Board, including an executive session at least once a year attended only by members of our Board who are “independent” under our director independence guidelines and the rules of the New York Stock Exchange. Our corporate governance guidelines provide that our lead director, the chair of our Corporate Governance Committee, presides as the chair at executive session meetings of the non-management members of our Board at which the Chairman of the Board is not present, and also presides over executive sessions of the independent directors.

Communications with Directors

Our Board believes that it is management’s role to speak for our company. Directors refer all inquiries regarding our company from institutional investors, analysts, the media, customers, or suppliers to our Chief Executive Officer or his designee. Our Board also believes that any communications between members of the Board and interested parties, including shareholders, should be conducted with the knowledge of our company’s Chief Executive Officer. Interested parties, including shareholders, may contact one or more members of our Board, including non-management directors and non-management directors as a group, by writing to the director or directors in care of our corporate secretary at our principal executive offices. A communication received from an interested party or shareholder will be promptly forwarded to the director or directors to whom the communication is addressed. A copy of the communication will also be provided to our Chief Executive Officer. We will not, however, forward sales or marketing materials or correspondence not clearly identified as interested party or shareholder correspondence.

Complaint Procedures

Our Board of Directors has adopted procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The full text of these procedures, known as our whistleblower policy, is published on and may be printed from our website at www.oneok.com and is also available from our corporate secretary upon request.

PROPOSAL 1—ELECTION OF DIRECTORS

In May 2008, our shareholders approved a change to our certificate of incorporation to eliminate our classified board structure and provide for the annual election of directors. Our Board currently consists of 12 members. The term of all directors will end at the 2009 annual meeting. Our by-laws provide that a director shall retire from the Board on the director’s 73rd birthday. Mollie B. Williford, a current member of our Board, would be required to retire from the Board upon reaching her 73rd birthday in August of 2009. Therefore, Ms. Williford is not standing for re-election at the annual meeting and the Board’s size will be decreased to 11 members. Accordingly, the 11 members of our Board of Directors named in this proxy statement will stand for re-election at the annual meeting.

Our by-laws provide that, in the case of uncontested elections (i.e., elections where the number of nominees is the same as the number of directors to be elected), director nominees are elected by the vote of a majority of the votes cast with respect to that nominee. Abstentions with respect to the election of a director will not be counted as votes cast. Our Corporate Governance Guidelines provide that any nominee for director who fails to receive the requisite majority vote at an annual or special meeting held for the purpose of electing directors where the election is uncontested must, promptly following certification of the shareholder vote, tender his or her resignation to the Board. The directors (excluding the director who tendered the resignation) will evaluate any such resignation in light of the best interests of the company and our shareholders in determining whether to accept or reject the resignation, or whether other action should be taken. In reaching its decision, the Board may consider any factors it deems relevant, including the director’s qualifications, the director’s past and expected future contributions to the company, the overall composition of the Board and whether accepting the tendered resignation would cause the company to fail to meet any applicable rule or regulation (including New York Stock Exchange listing requirements and federal securities laws). The Board will act on the tendered resignation, and publicly disclose its decision and rationale, within 90 days following certification of the shareholder vote.

If no directors receive the requisite majority vote at an annual or special meeting held for the purpose of electing directors where the election is uncontested, the incumbent Board will nominate a new slate of directors and hold a special meeting for the purpose of electing those nominees within 180 days after the certification of the shareholder vote. In this circumstance, the incumbent Board will continue to serve until new directors are elected and qualified.

The persons named in the accompanying proxy card intend to vote such proxy in favor of the election of each of the nominees named below, who are currently directors, unless the proxy provides for a vote against the director Although the Board has no reason to believe that the nominees will be unable to serve as directors, if a nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board, unless contrary instructions are given on the proxy. Except for these nominees, no other person has been recommended to our Board as a potential nominee or otherwise nominated for election as a director.

Set forth below is certain information with respect to each nominee for election as a director.

Your Board unanimously recommends a vote FOR each nominee.

Director Nominees

James C. Day

Age 65

Director since 2004

Mr. Day served as Chairman of the Board of Noble Corporation, a Texas-based offshore drilling contractor, until May 2007. He served as Chairman of the Board since 1992, as Chief Executive Officer from 1984 to October 2006, and as President of Noble Corporation from 1984 to 1999 and again from 2003 to February 2006. Mr. Day is a director of Tidewater, Inc. and EOG Resources, Inc., is a trustee of The Samuel Roberts Noble Foundation, Inc., and is the founder, a Director and the President of The James C. and Teresa K. Day Foundation. He serves, and has served, on the boards of numerous civic and business organizations and not-for-profit associations.

Julie H. Edwards

Age 50

Director Since 2007

Ms. Edwards previously served on our Board of Directors from January 15, 2004 to July 1, 2005. Ms. Edwards served as Senior Vice President—Corporate Development of Southern Union Company from November 2006 to January 2007 and as Senior Vice President and Chief Financial Officer of Southern Union Company from July 2005 to November 2006. From April 2000 to June 2005, she was Executive Vice President—Finance and Administration and Chief Financial Officer of Frontier Oil Corporation. Ms. Edwards also serves on the Board of Directors of Noble Corporation and NATCO Group, Inc.

William L. Ford

Age 66

Director since 1981

Mr. Ford has served as President of Shawnee Milling Company since 1979. He serves, and has served, on the boards of numerous civic and business organizations and not-for-profit associations.

John W. Gibson

Age 56

Director since 2006

Mr. Gibson is Chief Executive Officer of ONEOK, Inc. and Chairman and Chief Executive Officer of ONEOK Partners GP, L.L.C., the general partner of ONEOK Partners, L.P. Mr. Gibson joined ONEOK, Inc. in May 2000 from Koch Energy, Inc., a subsidiary of Koch Industries, where he was an Executive Vice President. His career in the energy industry began in 1974 as a refinery engineer with Exxon USA. He spent 18 years with Phillips Petroleum Company in a variety of domestic and international positions in its natural gas, natural gas liquids and exploration and production businesses, including Vice President of Marketing of its natural gas subsidiary GPM Gas Corp. He holds an engineering degree from Missouri University of Science and Technology, formerly known as University of Missouri at Rolla.

David L. Kyle

Age 56

Director since 1995

Mr. Kyle is the Chairman of the Board of ONEOK, Inc. He was employed by Oklahoma Natural Gas Company in 1974 as an engineer trainee. He served in a number of positions prior to being elected Vice President of Gas Supply in 1986 and Executive Vice President in 1990 of Oklahoma Natural Gas Company. He was elected President of Oklahoma Natural Gas Company on September 1, 1994. He was elected President of ONEOK Inc. effective September 1, 1997, and was elected Chairman of the Board and appointed the Chief Executive Officer of ONEOK, Inc. on August 28, 2000, and served in those positions until his retirement as Chief Executive Officer in December 2007.

Bert H. Mackie

Age 66

Director since 1989

Mr. Mackie is Vice Chairman of the Security National Bank in Enid, Oklahoma, where he has served since 1962 in all facets of commercial banking. He also serves as a Director of the Security Financial Services Corp. and is asset manager of Hamm Financial Group. Mr. Mackie serves as an officer or director of many educational and business organizations. He has served as past President of the Board of Trustees of the Oklahoma Foundation for Excellence, as Regent for the Oklahoma Banking Association Intermediate School of Banking, and also on the Board of Governors of St. Mary’s Regional Medical Center. He is past Chairman of the Garfield County Joint Industrial Foundation and Treasurer of the Enid Economic Coalition. He also serves on the Northwestern Oklahoma State University/Northern Oklahoma College Community Advisory Board and their respective foundations.

Jim W. Mogg

Age 60

Director Since 2007

Mr. Mogg served as Chairman of the Board of DCP Midstream GP, LLC, the general partner of DCP Midstream Partners, L.P., from August 2005 to April 2007. From January 2004 to September 2006, he served as Group Vice President, Chief Development Officer and advisor to the Chairman of Duke Energy. Mr. Mogg served as President and Chief Executive Officer of DCP Midstream, LLC from December 1994 to March 2000, and as Chairman, President, and Chief Executive Officer from April 2000 through December 2003. Mr. Mogg was Vice Chairman of TEPPCO Partners, LP from April 2000 to May 2002 and Chairman of TEPPCO Partners, LP from May 2002 to February 2005. Mr. Mogg serves on the Board of Directors of Bill Barrett Corporation, and is non-executive Chairman of the Board of First Wind Holdings, Inc.

Pattye L. Moore

Age 51

Director since 2002

Ms. Moore is a business strategy consultant and the author of Confessions from the Corner Office, a book on leadership instincts. Ms. Moore was on the Board of Directors for Sonic Corp. from 2000 through January 2006 and was the President of Sonic from January 2002 to November 2004. She held numerous senior management positions during her twelve years at Sonic, including Executive Vice President, Senior Vice President-Marketing and Brand Development, and Vice President-Marketing. She also serves on the Board of Directors for QuikTrip Corporation and Red Robin Gourmet Burgers. Ms. Moore also chairs the Board of Visitors for the Gaylord College of Journalism at the University of Oklahoma.

Gary D. Parker

Age 63

Director since 1991

Mr. Parker, a certified public accountant, is the majority shareholder of Moffitt, Parker & Company, Inc. and has been President of the firm since 1982. He is a Director of First Muskogee Financial Corp. and the First National Bank of Muskogee in Muskogee, Oklahoma.

Eduardo A. Rodriguez

Age 53

Director since 2004

Mr. Rodriguez is President of Strategic Communications Consulting Group. Mr. Rodriguez previously served as Executive Vice President of Hunt Building Corporation, a privately-held company engaged in construction and real estate development headquartered in El Paso, Texas. He also served as a member of the Board of Directors of Hunt Building Corporation. Prior to his three years with Hunt Building Corporation, Mr. Rodriguez spent 20 years in the electric utility industry at El Paso Electric Company, a publicly-traded, investor-owned utility, where he served in various senior-level executive positions, including General Counsel, Senior Vice President for Customer and Corporate Services, Executive Vice President, and as Chief Operating Officer. Mr. Rodriguez is a licensed attorney in Texas and New Mexico, as well as before the United States District Court for the Western District of Texas.

David J. Tippeconnic

Age 69

Director since 2006

Mr. Tippeconnic is Chief Executive Officer of Arrow-Magnolia International Inc. He has served as Interim Chief Executive Officer and later as Chairman of the Board of Cherokee Nation Enterprises from 2001 to 2004. From 1997 through 2000, Mr. Tippeconnic served as President, Chief Executive Officer, and as a member of the Board of Directors of CITGO Petroleum Corp. From 1995 to 1997, he was President, Chief Executive Officer, and a member of the Executive Committee for UNO-VEN Company. Mr. Tippeconnic spent 33 years with Phillips Petroleum Company, retiring as Executive Vice President, President of Phillips 66 Company and a member of the Board of Directors. He is a Director of Matrix Services Company, Cherokee Nation Enterprises and RIVE Technology, Inc.

PROPOSAL 2—RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP

AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

OF ONEOK, INC. FOR THE YEAR ENDING DECEMBER 31, 2009

2007 Selection of PricewaterhouseCoopers LLP

In September 2006, our Audit Committee decided to seek proposals from qualified independent registered public accounting firms, including our then current independent registered public accounting firm, KPMG LLP, for the audit of our 2007 financial statements. The process for selecting our independent registered public accounting firm was completed in late April 2007 and, on April 26, 2007, the Audit Committee of our Board of Directors recommended and approved the dismissal of KPMG LLP and the engagement of PricewaterhouseCoopers LLP as our principal independent registered public accountant effective with the filing of our Quarterly Report on Form 10-Q for the period ended March 31, 2007, which occurred on May 2, 2007.

The audit reports of PricewaterhouseCoopers LLP on the consolidated financial statements of ONEOK, Inc. and subsidiaries as of and for the years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles

During the two fiscal years ended December 31, 2006, and the subsequent interim period through May 2, 2007, there were (a) no disagreements, as described under Item 304(a)(1)(iv) of Securities and Exchange Commission Regulation S-K, with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the matter in their report on or review of our financial statements for such periods, and (b) no reportable events, as described under Item 304(a)(1)(v) of Securities and Exchange Commission Regulation S-K.

During our fiscal years ended December 31, 2006 and 2005, we did not consult PricewaterhouseCoopers LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, management’s assessment of the effectiveness of internal control over financial reporting, or the effectiveness of internal controls over financial reporting, nor did we consult PricewaterhouseCoopers LLP regarding any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

In carrying out its duties in connection with the 2007 audit, PricewaterhouseCoopers LLP had unrestricted access to our Audit Committee to discuss audit findings and other financial matters.

Ratification of Selection of PricewaterhouseCoopers LLP as Auditor for 2009

Our Board of Directors has ratified the selection by our Audit Committee of PricewaterhouseCoopers LLP to serve as our principal independent registered public accounting firm for 2009. In carrying out its duties in connection with the 2008 audit, PricewaterhouseCoopers LLP had unrestricted access to our Audit Committee to discuss audit findings and other financial matters.

Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

Approval of this proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at the meeting. Abstentions will have the effect of a vote against the proposal.

Your Board unanimously recommends a vote FOR the ratification of PricewaterhouseCoopers LLP’s selection as our independent registered public accounting firm for 2009.

Audit and Non-Audit Fees

Audit services provided by PricewaterhouseCoopers LLP during the 2008 fiscal year included an audit of our consolidated financial statements, an audit of our internal control over financial reporting, audits of the financial statements of certain of our affiliates, review of our quarterly financial statements, review of debt and equity offerings and related consents and comfort letters, and professional services relating to tax compliance, tax planning, or tax advice.

The following table presents fees billed for audit services rendered by PricewaterhouseCoopers LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2008 and 2007, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2008	2007
Audit fees (1)	$1,087,979	$943,120
Audit related fees	$—	$—
Tax fees (2)	$—	$91,598
All other fees (3)	$—	$1,520

Total	$1,087,979	$1,036,238

(1)	Audit fees consisted of work performed in the audit of our financial statements and the audit of internal controls over financial reporting, fees for review of the interim unaudited financial statements included in our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, and fees for special procedures related to regulatory filings.

(2)	Tax fees consisted of fees for tax compliance, tax planning, or tax services.

(3)	All other fees consisted of fees for attendance at a tax training seminar.

Audit Committee Policy on Services Provided by the Independent Registered Public Accounting Firm

Consistent with Securities and Exchange Commission and New York Stock Exchange policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation, and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy with respect to the pre-approval of audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of PricewaterhouseCoopers LLP as our independent auditor for the 2009 audit, a plan was submitted to and approved by the Audit Committee setting forth the services expected to be rendered during 2009 for each of the following four categories of services:

1.	audit services comprised of work performed in the audit of our financial statements and to attest and report on our internal controls over financial reporting, as well as work that only the independent auditor can reasonably be expected to provide, including quarterly review of our unaudited financial statements, comfort letters, statutory audits, attest services, consents and assistance with the review of documents filed with the Securities and Exchange Commission;

2.	audit related services comprised of assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits and consultation regarding financial accounting and/or reporting standards;

3.	tax services comprised of tax compliance, tax planning, and tax advice; and

4.	all other permissible non-audit services, if any, the Audit Committee believes are routine and recurring services that would not impair the independence of the auditor.

Audit fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus budgeted fees periodically during the year by category of service.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

2009 Report of the Audit Committee

The purpose of the Audit Committee is to assist the Board of Directors with the oversight of the integrity of the company’s financial statements and internal controls, the company’s compliance with legal and regulatory requirements, the independence, qualifications and performance of the company’s independent registered public accounting firm, and the performance of the company’s internal audit function. The Audit Committee’s function is more fully described in its charter, which the Board has adopted and is on and may be printed from the company’s website at www.oneok.com and is also available from the company’s corporate secretary upon request. The Audit Committee reviews the charter on an annual basis. The Board of Directors annually reviews the definition of independence for audit committee members contained in the listing standards for the New York Stock Exchange and applicable rules of the Securities and Exchange Commission as well as our director independence guidelines and has determined that each member of the Audit Committee is independent under those standards.

Management is responsible for the preparation, presentation, and integrity of the company’s financial statements, accounting and financial reporting principles, internal control, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of the company’s consolidated financial statements and the company’s internal control over financial reporting and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and on the effectiveness of the company’s internal control over financial reporting.

In this context, the Audit Committee has met and held discussions with management and the company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, regarding the fair and complete presentation of the company’s financial results and management’s report on its assessment of the company’s internal control over financial reporting. The Audit Committee has discussed the significant accounting policies applied by the company in its financial statements, as well as alternative treatments. Management has represented to the Audit Committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor.

The Audit Committee has also reviewed and discussed with both management and the independent auditor management’s assessment of the company’s internal control over financial reporting. The Audit Committee discussed with the independent auditor matters required to be discussed by Statement on Auditing Standards No. 90, as amended (Audit Committee Communications). In addition, the Audit Committee has discussed the independent auditor’s report on the company’s internal control over financial reporting. The Audit Committee has also discussed with the company’s independent auditor the matters required to be discussed pursuant to SAS No. 114 (The Auditor’s Communication with those Charged with Governance).

In addition, the Audit Committee has discussed with the independent registered public accounting firm the firm’s independence from the company and its management, including the matters in the written disclosures and the letter received from PricewaterhouseCoopers LLP as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered whether the provision of non-audit services to the company by PricewaterhouseCoopers LLP is compatible with maintaining that firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the company and its management.

The Audit Committee discussed with the company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with both the internal and independent auditors, with and without management present, to discuss the results of their examinations, the assessments of the company’s internal control over financial reporting, and the overall quality of the company’s financial reporting.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements of the company as of and for the year ended December 31, 2008, in the company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Eduardo A. Rodriguez, Chair

Julie H. Edwards, Vice Chair

Pattye L. Moore

Gary D. Parker

David J. Tippeconnic

STOCK OWNERSHIP

Holdings of Major Shareholders

The following table sets forth the beneficial owners of five percent or more of our common stock known to us at March 1, 2009.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Common Stock	Bank of Oklahoma, N.A.	6,256,207	(1)	5.94	%(2)
	Trustee for the Thrift Plan for
	Employees of ONEOK, Inc.
	and Subsidiaries
	P.O. Box 2300
	Tulsa, OK 74192

Common Stock	Barclays Global Investors, N.A.	6,672,160	(3)	6.38	%(3)
	45 Fremont Street
	San Francisco, CA 94105

(1)	Shares held directly by Bank of Oklahoma, N.A., as Trustee of our Thrift Plan, for the benefit of Thrift Plan participants. Each participant in the Thrift Plan is entitled to instruct the Trustee with respect to the voting of our shares held in the participant’s account. The Trustee will vote our shares in a participant’s account for which the Trustee does not receive voting instructions in the same proportion as shares in other accounts for which the Trustee does receive voting instructions.

(2)	The percent of voting securities owned is based on the number of outstanding shares of our common stock on March 1, 2009.

(3)	Based upon the Schedule 13G filed with the Securities and Exchange Commission on February 5, 2009, in which Barclays Global Investors, N.A., and certain of its affiliates reported that, as of December 31, 2008, Barclays Global Investors, N.A., and those affiliates, in the aggregate, beneficially owned 6,672,160 shares of our common stock over which it had sole dispositive power, and beneficially owned 5,599,837 shares of our common stock over which it had sole voting power.

Holdings of Officers and Directors

The following table sets forth the number of shares of our common stock and the number of common units of our affiliate, ONEOK Partners, L.P., beneficially owned as of March 1, 2009, by (1) each director and nominee for director, (2) each of the executive officers named in the Summary Compensation Table for Fiscal 2008 under the caption “Executive Compensation” in this proxy statement, and (3) all directors and executive officers as a group.

Name of Beneficial Owner	Shares of ONEOK Common Stock Beneficially Owned (1)	ONEOK Directors’ Deferred Compensation Plan Phantom Stock (2)	Total Shares of ONEOK Common Stock Beneficially Owned Plus ONEOK Directors’ Deferred Compensation Plan Phantom Stock	ONEOK Percent of Class (3)	Common Units of ONEOK Partners Beneficially Owned (4)	ONEOK Partners Percent of Class (5)
John R. Barker	27,026	—	27,026	*	2,667	*
Samuel Combs III	86,560	—	86,560	*	177	*
James C. Day (6)	16,300	4,508	20,808	*	—	*
Curtis L. Dinan	22,486	—	22,486	*	2,000	*
Julie H. Edwards	8,584	—	8,584	*	—	*
William L. Ford (7)	25,228	49,208	74,436	*	—	*
John W. Gibson	178,149	—	178,149	*	10,000	*
James C. Kneale (8)	249,282	—	249,282	*	—	*
David L. Kyle (9)	553,448	—	553,448	*	80,000	*
Bert H. Mackie	15,238	29,458	44,696	*	—	*
Jim W. Mogg	—	5,186	5,186	*	1,000	*
Pattye L. Moore	21,000	25,254	46,254	*	—	*
Gary D. Parker (10)	20,157	17,941	38,098	*	—	*
Eduardo A. Rodriguez	7,065	741	7,806	*	—	*
David J. Tippeconnic	1,000	7,673	8,673	*	—	*
Mollie B. Williford	35,458	1,461	36,919	*	—	*
All directors and executive officers as a group	1,266,981	141,430	1,408,411	*	95,844	*

*	Less than one percent.

(1)	Includes shares of common stock held by members of the family of the director or executive officer for which the director or executive officer has sole or shared voting or investment power, shares of common stock held in our Direct Stock Purchase and Dividend Reinvestment Plan, shares held through our Thrift Plan, and shares that the director or executive officer had the right to acquire within 60 days of March 1, 2009.

The following table sets forth for the persons indicated the number of shares of our common stock (a) which such persons had the right to acquire within 60 days after March 1, 2009, (all such shares are issuable upon the exercise of stock options granted under our Long-Term Incentive Plan or our Stock Compensation Plan for Non-Employee Directors) and (b) which are held on the person’s behalf by the Trustee of our Thrift Plan as of March 1, 2009.

Executive Officer/Director	Stock Options Exercisable within 60 Days	Stock Held by Thrift Plan
John R. Barker	—	3,969
Samuel Combs III	9,764	28,278
James C. Day	—	—
Curtis L. Dinan	—	5,108
Julie H. Edwards	—	—
William L. Ford	—	—
John W. Gibson	59,948	7,684
James C. Kneale	59,932	41,132
David L. Kyle	175,397	—
Bert H. Mackie	—	—
Jim W. Mogg	—	—
Pattye L. Moore	20,000	—
Gary D. Parker	—	—
Eduardo A. Rodriguez	—	—
David J. Tippeconnic	—	—
Mollie B. Williford	10,000	—
All directors and executive officers as a group	335,041	86,171

(2)	Each share of phantom stock is equal to one share of common stock. Phantom stock has no voting or other shareholder rights. Such shares of phantom stock do not give the holder thereof beneficial ownership of any shares of our common stock because they do not give such holder the power to vote or dispose of any shares of our common stock.

(3)	The percent of our voting securities owned is based on our outstanding shares of common stock on March 1, 2009. Shares of common stock subject to options that are exercisable within 60 days of March 1, 2009 are deemed to be outstanding and to be beneficially owned by the director or executive officer holding such options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(4)	Includes common units held by members of the family of the director or executive officer for which the director or executive officer has sole or shared voting or investment power. Does not include approximately 5.9 million common units or approximately 36.5 million Class B units (which represent 100 percent of the outstanding Class B units) of ONEOK Partners, L.P., held by ONEOK, Inc. and its subsidiaries, which, when combined with the general partner interest held by ONEOK, Inc., represents an approximate 47.7 percent interest in ONEOK Partners, L.P., with respect to which each officer and director disclaims beneficial ownership.

(5)	The percent of ONEOK Partners, L.P. voting securities owned is based on the outstanding common units on March 1, 2009.

(6)	Includes 16,300 shares held by the James and Teresa Day Family Trust—1998.

(7)	Includes 3,206 shares owned by the 1979 Leslie A. Ford Trust, of which Mr. Ford is a trustee. Mr. Ford disclaims beneficial ownership of these shares. Also includes 3,222 shares owned by the Margaret Long Ford 2004 Revocable Trust, of which Mr. Ford is a trustee.

(8)	Includes 3,221 shares held by Mrs. James C. Kneale. Mr. Kneale disclaims beneficial ownership of these shares.

(9)	Includes 81,493 shares held by Mrs. David L. Kyle, 1,100 shares held by Mr. Kyle’s son, 1,100 shares held by Mr. Kyle’s stepson, and 42,200 shares held by the Kyle Family Trusts. Mr. Kyle disclaims beneficial ownership of these shares.

(10)	Includes 940 shares held by Mrs. Gary D. Parker. Mr. Parker disclaims beneficial ownership of these shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and beneficial owners of 10 percent or more of our common stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of our common stock. Based solely on a review of the copies of reports furnished to us and representations that no other reports were required, we believe that all of our directors, executive officers, and 10 percent or more shareholders during the fiscal year ended December 31, 2008, complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy.    The Executive Compensation Committee (the “Committee”) of our Board of Directors has the responsibility for reviewing, and recommending to the full Board, our executive compensation programs. The Committee is composed entirely of persons who qualify as independent directors under the listing standards of the New York Stock Exchange.

The role of the Committee is to oversee our compensation and benefit plans and policies, direct the administration of our stock plans, and review and approve annually all compensation decisions relating to our executive officers, including compensation decisions for our principal executive officer, our principal financial officer and each of our other three most highly compensated executive officers as set forth in the Summary Compensation Table for Fiscal 2008 (the “named executive officers”). The Committee submits its decisions regarding compensation for the Chairman of the Board, the Chief Executive Officer, executive officers and non-management directors to the Board for ratification.

Our core compensation philosophy is to pay our executive officers competitive levels of compensation that best reflect their individual responsibilities and contributions to the company, while providing incentives to achieve our business and financial objectives, including the opportunity for outstanding performers to earn highly competitive compensation over the long-term through a pay-for-performance approach. Our executive compensation program is based on the Committee’s belief that the interests of management should be closely aligned with those of our shareholders. The Committee’s principles for our executive compensation program are intended to:

•	attract, motivate, and retain executives who drive our success;

•	motivate individuals to perform at their highest levels in the achievement of our business objectives;

•	align the interests of executive officers with the long-term interests of our shareholders and encourage executives to manage from the perspective of owners with an equity stake in our company;

•	encourage strong financial and operational performance and the creation of shareholder value;

•	align executive officers’ interests with the interests of our shareholders by placing at risk a portion of executives’ total compensation based on future performance;

•

provide competitive target compensation opportunities that reflect the 50th percentile (median) of compensation practices offered by energy services companies and other organizations with whom we compete for management talent;

•	reward outstanding achievement; and

•	retain the leadership and skills necessary for building long-term shareholder value.

The Committee recognizes the importance of maintaining sound basic principles for the development and administration of our compensation and benefit programs. The Committee has adopted practices to significantly enhance the Committee’s ability to effectively carry out its responsibilities as well as ensure that we maintain strong links between executive pay and performance. Examples of practices the Committee has adopted include:

•	rotating Committee chairs and vice-chairs every three years;

•	holding executive sessions (without company management present) at every Committee meeting;

•	hiring an independent compensation consultant to advise the Committee on executive compensation issues;

•	reviewing annually detailed compensation tally sheets for the named executive officers;

•	assessing the performance of the Committee’s independent compensation consultant each year and providing feedback as appropriate; and

•	meeting with the independent compensation consultant in executive session at least once during the year to discuss our compensation policies and actions on a confidential basis.

In light of the current global economic and financial situation, the Committee has considered how recent events might affect the company’s executive compensation and benefit programs. The Committee believes that the combination of cash and equity-based compensation supports the objectives of our executive compensation program described above. First, our current compensation components allow us to provide a competitive compensation package based on prevailing market practices. At the same time, a significant portion of target compensation is variable “at-risk” pay tied to both short-term performance (short-term cash incentive awards) and long-term performance (restricted share units and performance units). The Committee believes these awards support our pay-for-performance philosophy by linking pay amounts to our level of performance and the achievement of our strategic goals. Finally, the ownership stake in our company provided by our equity-based compensation, the extended vesting of our equity-based awards and our share ownership guidelines (see “Share Ownership Guidelines” below) align the interests of the named executive officers with our shareholders and promote executive retention. The Committee also believes, with respect to 2008 compensation, with the concurrence of its independent consultant, Towers Perrin, that, as a result of our balance of long-term and short-term incentives, our use of different types of equity compensation awards that provide a balance of incentives, and our share ownership guidelines, our executive compensation program does not encourage our management to take unreasonable risks relating to our business.

Compensation Consultant.    The executive compensation group in our corporate human resources department supports both the Committee and senior management in providing periodic analyses and research regarding our executive compensation programs. In addition, the Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Committee. In accordance with this authority, the Committee engaged the firm of Towers Perrin to serve as the Committee’s independent compensation consultant on all matters related to 2008 executive compensation and, in February 2008, after an extensive screening process, the Committee engaged the firm of Hewitt Associates to serve as the Committee’s independent compensation consultant on all matters related to 2009 executive compensation. The Committee’s consultants reported directly to the Committee. From time to time, the consultant’s personnel interacted directly with our management in activities such as data collection and analysis, interpretation of new regulatory guidance and policies, and related executive compensation matters as appropriate and as directed by the Committee. However, the final authority with respect to the engagement of the Committee’s consultants on executive compensation matters rests with the Committee. A representative of Towers Perrin attended two meetings of the Committee in 2008. A representative of Hewitt Associates attended one meeting of the Committee in 2008. Towers Perrin and Hewitt Associates did not advise us or deliver any other human resource services outside of the executive compensation services provided to us in 2008.

Compensation Methodology.    The Committee strives to provide a comprehensive executive compensation program that is competitive, performance-based, and places a significant portion of total compensation at risk based on both the annual and the long-term performance of our company. Comparisons to compensation levels at companies in our peer group (discussed below) are helpful in assessing the overall competitiveness of our compensation program. We believe that our executive compensation program also must be internally consistent and equitable in order for the company to achieve our corporate objectives. In setting the elements and amounts of compensation, the Committee does not consider amounts of compensation realizable from prior compensation except, that in making grants of long-term, equity-based incentive grants each year, the Committee considers the size of grants of long-term, equity-based compensation made in prior years.

Annually, the Committee reviews market data at the 25th, 50th and 75th percentiles for the two components of executive compensation: (1) annual cash compensation; and (2) long-term incentive compensation. For 2008 pay decisions, the Committee used Towers Perrin to assist it with the annual benchmarking and competitive assessment of its executive compensation programs. The Committee reviewed executive compensation surveys provided by Towers Perrin to assess competitive executive compensation levels for our executive officers. The Towers Perrin survey data provided annual base salary, competitive annual incentive opportunities (both target levels and actual short-term incentive payments paid), and long-term incentive compensation opportunities among participating companies.

The Committee reviewed compensation benchmarks developed from the following energy industry participants (the “Energy Peers”) in the Towers Perrin 2007 executive compensation survey.

AGL Resources	Constellation Energy	Exelon	Nuclear Management	SCANA
Allegheny Energy	Covanta Energy	FirstEnergy	NW Natural	Sempra Energy
Allete	DKRWEnergy	FPL Group	OGE Energy	Southern Company
Alliant Energy	Dominion Resources	Great Plains Energy	Omaha Public Power	Southern Union Company
Ameren	DTE Energy	IDACORP	ONEOK	Spectra Energy
American Electric Power	Duke Energy	JEA	Otter Tail	STP Nuclear Operating
Areva NP	Dynegy	KAPL	Pacific Gas & Electric	SUEZ Energy North America
Ashmore Energy International	E.ON U.S.	Lower Colorado River Authority	PacifiCorp	Targa Resources
Atmos Energy	Edison International	MDU Resources	Pepco Holdings	Tennessee Valley Authority
Avista	EI Paso	MGE Energy	Pinnacle West Capital	TransCanada
Black Hills	Enbridge Energy	Mirant	PNM Resources	TXU
Calif. Indep. System Operator	Energen	National Fuel Gas	Portland General Electric	UIL Holdings
Calpine	Energy Northwest	New York Power Authority	PPL	UniSource Energy
CenterPoint Energy	Enron	Nicor	Progress Energy	Unitil
Cleco	Entergy	Northeast Utilities	Public Service Enterprise Group	USEC
CMS Energy	EPCO	NorthWestern Energy	Puget Energy	Westar Energy
Colorado Springs Utilities	Equitable Resources	NRG Energy	Salt River Project	Williams Companies
Consolidated Edison	Eugene Water & Electric Board	NSTAR	Santee Cooper	Wisconsin Energy
Xcel Energy

The Committee referenced the 25th, 50th and 75th percentile results from the Towers Perrin’s survey regarding base salary and non-equity incentive compensation to assess the relative external standing of competitiveness of these elements of compensation for each named executive officer’s compensation. The range between the 25th and 75th percentiles is used to establish target parameters for both base salary and non-equity incentive compensation. The 2008 base salary and non-equity incentive targets for the named executive officers were within the Committee’s established parameters. Payouts of non-equity incentive compensation are based on a formula tied to our corporate performance, subject to adjustment based upon individual performance (discussed further below), which is inherently subjective.

The Committee referenced the same percentiles for long-term incentives from Towers Perrin’s survey to evaluate the company’s annual long-term, equity-based incentive targets. The 2008 long-term, equity-based grants under our Equity Compensation Plan for each of the named executive officers were within the Committee’s established parameters. The Committee’s practice has been to grant a higher ratio of performance units to restricted stock incentive units for higher level officers and those with more direct ability to impact the success of the company.

In determining the overall mix of compensation for our named executive officers, the Committee considers competitive survey data presented by the Committee’s executive compensation consultant in order to assess an appropriate allocation between cash and non-cash compensation. Currently, we pay base salary and annual incentives in the form of cash, which is consistent with competitive market standards and practices. The long-term incentive components of our executive compensation are currently structured to be paid in shares of our common stock. The payment of long-term incentive compensation exclusively in the form of our common stock is also consistent with competitive market practice. The payment of long-term incentive compensation in the form of our common stock helps to align the interests of our executive officers with the interests of our shareholders and assists our executives in meeting our mandated share ownership guidelines.

In making individual compensation decisions, the Committee reviews the recommendations from the Chief Executive Officer with respect to all named executive officers other than himself. The Committee reviews and discusses these recommendations in executive session, and reaches its own decision for the compensation of the Chief Executive Officer. In turn, the Committee takes its decision to our full Board of Directors for ratification.

All compensation decisions include an assessment of individual performance, including the officer’s contribution to our overall performance for the applicable performance period. Individual performance criteria include:

•	business results achieved;

•	problem analysis;

•	directing;

•	utilization of human, capital, and material resources;

•	initiation of, and response to, change;

•	planning and organizational ability;

•	decision-making;

•	time management; and

•	communication and team relations.

The Committee completes an individual performance assessment of the Chief Executive Officer each year in written form with numerical weightings for selected performance factors. These performance assessments are summarized and presented to the Chief Executive Officer for discussion and are reviewed by the Committee in executive session when evaluating compensation recommendations. The other named executive officers are also evaluated each year through our performance appraisal process. These performance assessments are considered each year in connection with the overall compensation review process for our executives.

There are no differences in the Committee’s compensation policies and practices for determining the compensation awarded to the Chief Executive Officer and the other named executive officers. All executive officers are subject to the same compensation policies. Differences in compensation are attributable to the application of our compensation policies to individual positions and the Committee’s practice of setting pay levels to reflect competitive market conditions on a position by position basis.

Components of Compensation

Total Compensation.    We intend to continue our strategy of compensating our executives through competitive programs that emphasize performance-based incentive compensation. To that end, executive compensation is tied directly to our financial and other performance based factors. The Committee structures executive compensation to ensure it considers long and short-term financial performance, shareholder return, business unit performance, safety, environmental, and regulatory compliance, and the previously listed individual performance criteria. The Committee believes that, in view of our financial performance and the individual performance of each of the named executive officers in 2008, the total compensation paid to the named executive officers in 2008 was both earned and reasonable.

Annual Cash Compensation.    As in prior years, annual cash compensation in 2008 for the named executive officers consists of two components: base salary and a variable, at-risk cash incentive award which is earned based on both the company’s financial performance and individual performance.

Annual base salary is designed to compensate executives for their level of responsibility, experience, tenure, sustained individual performance, and contribution to the company. Annual cash incentive awards are made under our annual officer incentive plan. The purpose of our annual officer incentive plan is to provide our officers with a direct financial interest in our performance and profitability and to reward performance. Under the plan, executive officers have the opportunity to earn an annual cash short-term incentive payment based on incentive criteria established annually by the Committee. The incentive criteria for payments under our annual officer incentive plan are developed by senior management and reviewed and approved by the Committee, annually.

In January 2008, the Committee established the corporate performance criteria for incentive awards under our annual officer incentive plan for 2008. The Committee determined that the corporate performance criteria under our annual officer incentive plan for 2008 should be based on the company’s return on invested capital (“ROIC”) and the company’s earnings per share (“EPS”), both exclusive of the cumulative effect of accounting changes. The Committee believes these performance criteria provide a good measure of both the quantity and quality of our earnings. The target ROIC and corresponding threshold and maximum levels of ROIC, as well as the target EPS and corresponding threshold level set by the Committee were derived from senior management’s business plans and financial forecasts which take into account such factors as commodity pricing, expected capital expenditures, service levels, competitive factors, anticipated growth within our service regions, and other factors. Incentive awards eligible for payment under plan criteria are not accrued as part of the EPS or ROIC threshold, target or maximum amounts. Therefore, incentive amounts must be earned in excess of the threshold in order for incentive awards to be payable under the plan.

The Committee determined that the 2008 ROIC performance measure should be weighted at 50 percent. The Committee approved 2008 threshold, target and maximum levels of ROIC, and provided that no incentive amount would be paid based on this performance measure if the company’s actual ROIC was below the threshold level set by the Committee. Further, the incentive payments based on ROIC could not exceed 150 percent of the target level set by the Committee, weighted at 50 percent.

The 2008 ROIC performance factor can be summarized as follows:

	Amounts				Maximum Percentage of Target Payable
2008 Fiscal Year	Threshold (0% of Target)	Target (100% of Target)	Maximum (300% of Target)	Weight
Return On Invested Capital (1)	11.75%	13.00%	14.25%	50.00%	150.00%

(1)	Actual ROIC will result in a percent of target (0%—300%), which is weighted by 50 percent, yielding the percentage of target of this component (0%—150%).

The remaining 50 percent of the performance measure under the company’s annual officer incentive plan for 2008 was based on EPS, exclusive of both the cumulative effect of accounting changes and certain gains and losses on the sale and disposition of assets subsequent to the company’s transactions with ONEOK Partners, L.P. in 2006. The incentive payment based on our EPS could not exceed 50 percent of the targeted payments, weighted at 50 percent.

The 2008 EPS performance factor can be summarized as follows:

	Amounts			Maximum Percentage of Target Payable
2008 Fiscal Year	Target (50% of Target)	Maximum (100% of Target)	Weight
Earnings Per Share (1)	$2.50	$2.95	50.00%	50.00%

(1)	Actual EPS will result in a percentage of target (0%—100%), which is weighted by 50 percent yielding the percentage of target for this component (0%—50%).

The annual awards under the 2008 officer incentive plan were subject to further adjustment based upon our Chief Executive Officer’s assessment of business unit performance and its contribution to our overall performance. The assessment of business unit performance and contribution at the business unit level include the assessment by the Committee of the unit’s 2008 net income compared to the company’s 2008 financial plan, the unit’s safety and environmental compliance, and other factors, taking into consideration management’s recommendation. Incentive awards would not have been payable under the 2008 annual officer incentive plan if the threshold levels of ROIC and EPS performance had not been achieved, regardless of business unit performance.

In addition to taking into account the established ROIC and EPS criteria and the allocation to business units based upon their respective performance, awards to individual officers and all other participants are also subject to further adjustment through the application of an individual performance multiplier ranging from zero to 125 percent, as set by the Committee, taking into consideration management’s recommendation regarding individual performance and contribution. If the maximum ROIC and the target EPS set by the Committee had been achieved or exceeded, then the named executive officer’s maximum incentive award could have been as high as 200 percent, before taking into account the individual performance factor. A named executive officer’s maximum incentive award, after taking into account the individual performance factor, is 250 percent of the targeted payment.

Each officer’s targeted annual cash incentive award as a percentage of salary is set to approximate the middle of the range of the competitive market data, with the opportunity to earn above average amounts if the performance criteria targets are exceeded. The following table sets forth the 2008 target and maximum award opportunity for each of the named executive officers expressed as a percentage of his base salary. For 2009, the target award as a percentage of base salary for three of our named executive officers has been increased.

	2008		2009
Name	Target Award as Percentage of Base Pay	Maximum Award as a Percentage of Base Pay	Target Award as Percentage of Base Pay	Maximum Award as a Percentage of Base Pay
John W. Gibson	85%	212.5%	90%	225.0%
James C. Kneale	70%	175.0%	80%	200.0%
Curtis L. Dinan	55%	137.5%	65%	162.5%
John R. Barker	55%	137.5%	55%	137.5%
Samuel Combs III	50%	125.0%	50%	125.0%

The cash incentive awards earned by our named executive officers for 2008 were based on the Committee’s determination that our 2008 financial results had achieved the 2008 EPS performance measure approved by the Committee and that the 2008 ROIC performance measure was 13.27 percent, which exceeded the target 2008 ROIC performance measure, but was below the maximum 2008 ROIC performance measure approved by the Committee. Therefore, cash incentive award payments for 2008 were based upon a 121.6 percent multiplier for corporate performance as established and approved by the Committee. The Committee did not exercise its discretion to adjust the amount of the corporate multiplier for extraordinary circumstances. The “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal 2008 on page 40 contains the cash incentive awards under the annual officer incentive plan earned by each of the named executive officers for 2008.

In February 2009, the Committee established and our Board of Directors ratified the corporate performance criteria for incentive awards under the annual officer incentive plan for 2009. The corporate performance criteria for 2009 are based on our EPS and our ROIC, both exclusive of the cumulative effect of accounting changes, together with a new measure for 2009 which is our operating income. The relative weighting of EPS is unchanged for 2009, but the weighting on ROIC performance is changed to 20 percent from 50 percent of the performance measure, with operating income being added at an equal weight of 20 percent. The remaining 10 percent is allocated to safety performance measures.

Operating income, on a consolidated basis, was added as a 2009 performance measure to provide a perspective of operating performance without the influence of the means of financing. The addition of the safety performance measures is designed to emphasize and reinforce a culture of safety in our operations. For 2009, ROIC will be based upon a ONEOK stand-alone perspective, rather than a consolidated perspective, in order to improve the line of sight to our cost of capital. Otherwise, the application of threshold, target and maximum achievement levels will operate in the same manner as described for the 2008 plan. The financial performance targets established under the annual officer incentive plan for 2009 are not material to a fair understanding of the compensation for the named executive officers in 2008, 2007 or 2006.

Long-Term Incentive Compensation.    We maintain a Long-Term Incentive Plan (the “LTI Plan”) and an Equity Compensation Plan to provide incentives to enable the company to attract, retain, and reward certain employees, and to give these employees an incentive to enhance long-term shareholder value. Participation in these plans is limited to certain of our employees who are in a position to contribute significantly to our growth and profitability. These plans are administered by the Committee, and the Committee is authorized to make all long-term incentive awards under the plans and all decisions and interpretations required to administer the plans.

Equity-based, long-term incentive awards are approved and granted to our executive officers on an annual cycle, typically in January of each year. In considering the long-term equity incentive grants each year to be made to our Chief Executive Officer and other named executive officers, the Committee examines the size of grants made in prior years to each executive. Equity-based, long-term incentive awards made by the Committee in 2008 were based upon competitive market data presented to the Committee by its then executive compensation consultant, Towers Perrin, as well as the Committee’s assessment of our overall performance and the individual executive’s performance and contribution.

Grants under the LTI Plan.    The LTI Plan authorizes the Committee to grant stock incentives to eligible employees in a variety of forms, including incentive stock options, non-statutory stock options, stock bonus awards, restricted stock awards, restricted stock incentive unit awards, and performance unit awards. Since the approval of our Equity Compensation Plan in 2005, all grants of equity based long-term incentive awards have been made under the Equity Compensation Plan until 2009, when the Committee approved the grant of restricted stock incentive units under the LTI Plan. See “2009 Equity Grants” below.

The company has not granted new stock options or restricted stock under the LTI Plan since 2003. At that time, the company’s long-term equity incentive strategy was modified to reflect award opportunities in the form of restricted stock units and performance stock units.

All stock option grants outstanding under our LTI Plan were made at an exercise price equal to the fair market value of our stock on the grant date, which was the date of the meeting of the Committee at which the grant was approved. The fair market value was determined by reference to the average of the high and low prices of our common stock on the New York Stock Exchange on the grant date.

Grants under the Equity Compensation Plan. Long-term incentive awards under the Equity Compensation Plan can be made in the form of stock bonus awards (which may include performance share awards, performance unit awards, restricted stock awards, and restricted stock incentive unit awards), stock options, and director stock awards. Our Equity Compensation Plan prohibits re-pricing of options granted under the plan and prohibits the granting of “restored” options. In January 2006, the Committee approved the first grants to executive officers under the Equity Compensation Plan which consisted of restricted stock incentive units and performance units and, in January 2007, the Committee approved additional grants of restricted stock incentive units and performance units. To date, no restricted stock or stock options have been granted under the Equity Compensation Plan. The allocation of the annual long-term incentives granted under the Equity Compensation Plan in 2006, 2007, and 2008 averaged 77 percent, 55 percent, and 88 percent in performance unit awards, respectively, and 23 percent, 45 percent, and 12 percent in restricted unit awards, respectively, reflecting our practice to deliver more value in performance awards than in restricted unit awards.

Restricted stock incentive units granted under the Equity Compensation Plan do not pay dividends and vest three years from the date of grant, at which time the holder is entitled to one share of the company’s common stock for each restricted stock incentive unit held. If a holder of restricted stock incentive units retires, becomes disabled, dies, or is terminated other than for cause prior to vesting, the restricted stock incentive units will vest on a pro-rated basis based on the number of full months from the date of grant and the date of such holder’s retirement, disability or death. In cases of termination of employment for any reason other than retirement, disability, death, or other than for cause, restricted stock incentive units are forfeited. In the event of a change in control of the company, restricted stock incentive unit awards vest in full.

Performance units granted under the Equity Compensation Plan vest three years from the date of grant, at which time the holder becomes entitled to receive a percentage of the performance units in shares of our common stock, ranging from zero to 200 percent (in 50 percent increments), based on our ranking for total shareholder return compared to a peer group consisting of: AGL Resources; Atmos Energy; CenterPoint Energy; Enbridge; Kinder Morgan; KeySpan; MDU Resources Group; National Fuel Gas; New Jersey Resources; Nicor; NiSource Energy Services; Peoples Energy; Piedmont Natural Gas; Sempra; Southern Union; Southwest Gas; UGI Corp.; Vectren; WGL Holdings; and Wisconsin Energy. Peer companies that are no longer publicly traded on the closing date of the performance period will not be considered in the performance calculation. The number of performance units which vest for a named executive officer under the 2006, 2007, and 2008 performance unit awards is based on total shareholder return (“TSR”) which is calculated based on the appreciation of $100 invested in our common stock compared to the referenced peer group of companies over the three year performance period. Total shareholder return includes both the change in market price of the stock and the value of dividends paid and reinvested in the stock during the three-year performance period. Each named executive officer earns a percentage of the number of performance units granted at the expiration of the three year performance period, as provided in the table below, based upon our ranking for TSR in the referenced peer group.

Performance Units Vesting Criteria

2006-2009, 2007-2010, and 2008-2011 Performance Periods

ONEOK TSR Ranking vs. ONEOK Peer Group	Percentage of Performance Units Earned
90th percentile and above	200%
75th—89th percentile	150%
50th—74th percentile	100%
30th—49th percentile	50%
29th percentile and below	0%

The vesting and payment for performance units held by a grantee who has terminated employment due to such grantee’s retirement, disability, or death is determined and distributed, respectively, after the end of the same performance period applicable to grantees who are still employed by us. In cases of such termination, that number of unvested performance units held by such grantee that would have vested as of the end of the performance period will be pro-rated based on the number of full months from the date of grant and the date of such grantee’s retirement, disability or death. In cases of termination of employment for any reason other than retirement, disability, or death, performance units are forfeited. In the event of a change in control of the company, performance unit awards vest in full.

In determining the amount of restricted stock incentive units and performance units awarded to each executive officer in 2008 under the Equity Compensation Plan, the Committee reviewed the competitive data provided in Towers Perrin’s executive compensation database relating to competitive long-term incentive award values for the energy services industry at the 50th percentile. The Committee also considered the executive officer’s performance and contributions to our long-term success and profitability.

Grant Date Fair Value.    The grant date fair value of the restricted stock, restricted stock incentive units and performance units granted under the LTI Plan and Equity Compensation Plan to the named executive officers for which expense was recognized in 2006, 2007 and 2008, as determined in accordance with FAS Statement 123R, is shown in the “Stock Awards” column of the Summary Compensation Table for Fiscal 2008 on page 40.

2009 Equity Grants.    In January 2009, our Board of Directors granted restricted stock incentive units under our LTI Plan and performance units under our Equity Compensation Plan to the named executive officers as follows:

Name	Grant Date	Restricted Stock Incentive Units	Performance Units
John W. Gibson	01-15-09	20,000	80,000
James C. Kneale	01-15-09	8,200	32,900
Curtis L. Dinan	01-15-09	4,500	18,900
John R. Barker	01-15-09	3,300	12,300
Samuel Combs III	01-15-09	3,300	10,300

The restricted stock incentive units vest three years from the date of grant, at which time the grantee is entitled to receive the grant in shares of our common stock. The performance units vest three years from the date of grant, at which time the holder is entitled to receive a percentage (zero percent to 200 percent) of the performance units granted based on our total shareholder return over the period January 15, 2009, to January 15, 2012, compared to the total shareholder return of a peer group consisting of: AGL Resources; Atmos Energy; CenterPoint Energy; DCP Midstream Partners; Enbridge; Energy Transfer Partners; Enterprise Products Partners; Kinder Morgan Energy; National Fuel Gas; New Jersey Resources; Nicor; NiSource Energy Services; OGE Energy Corp; Piedmont Natural Gas; Sempra Energy; Southern Union; Southwest Gas; Spectra Energy Corp; Teppco Partners; Transcanada; UGI Corp.; Vectren; WGL Holdings; and Wisconsin Energy, payable one share of our common stock for each performance unit granted. Peer companies that are no longer publicly traded on the closing date of the performance period will not be considered in the performance calculation.

For the 2009 grant, each named executive officer earns a percentage of the number of performance units granted at the expiration of the three-year performance period, as provided in the table below, based upon our ranking for TSR in the referenced peer group.

Performance Units Vesting Criteria

2009-2012 Performance Period

ONEOK TSR Ranking vs. ONEOK Peer Group	Percentage of Performance Units Earned
90th percentile and above	200%
75th percentile	150%
50th percentile	100%
25th percentile	50%
Below the 25th percentile	0%

If our TSR ranking at end of the performance period is between the stated percentage levels set forth in the table above, the percentages of performance units earned will be interpolated between the earnings levels.

A provision of our 2009 performance unit grants allows the Committee, in its sole discretion, to seek recoupment of the grant of the performance units, any resulting shares earned and gross proceeds from such shares in the event of fraud, negligence, or intentional misconduct by the grantee which is determined to be a contributing factor to our having to restate all or a portion of our financial statements.

Securities Trading Policy.    We have a policy that executive officers and directors may not purchase or sell our stock when they are in possession of material non-public information. In addition, this policy provides that no director or officer may sell short or engage in transactions in put or call options relating to securities of the company.

Share Ownership Guidelines.    Our Board of Directors has adopted share ownership guidelines for our Chief Executive Officer and all other officers of the company. The guidelines are mandatory and must be achieved by each officer over the course of five years. The Committee strongly advocates executive share ownership as a means to align executive interests with those of all shareholders. The ownership guideline for the Chief Executive Officer is a share ownership position with a value of six times base salary. The ownership guidelines for the other officers were reassessed and adjusted by the Committee in 2007 and now provide for share ownership positions ranging from two to five times base salary.

The Board of Directors has also established minimum share ownership guidelines for our Directors which provide that within five years after joining the Board each non-management Director will own a minimum of 7,500 shares of our common stock.

Retirement Plans.    We have a defined contribution 401(k) retirement plan covering all of our employees. We also maintain a defined benefit pension plan covering non-bargaining unit employees hired prior to January 1, 2005, and all bargaining unit employees. Non-bargaining unit employees hired after December 31, 2004, and employees who accepted a one-time opportunity to opt out of our pension plan on January 1, 2005, are covered by a profit sharing plan. Under the profit sharing plan we may, and generally expect to, make a contribution to the plan each calendar quarter that will result in an allocation to the participant’s plan account of an amount equal to one percent of the participant’s eligible compensation for that quarter. We may also make an additional discretionary contribution to the participant’s account at year end. The plan does not provide for any contributions to be made by participants. In addition, we have a supplemental executive retirement plan for the benefit of certain officers. Additional details regarding our pension plan and supplemental executive retirement plan are provided under “Long-Term Compensation Plans” below. We also sponsor employee welfare plans that provide post-retirement medical and life insurance benefits to employees who retire on or after age 50 with at least five years of service. This post-retirement plan is contributory, with retiree contributions adjusted periodically, and contains other cost-sharing features such as deductibles and co-insurance.

Change in Control.    Our senior management and other employees have built our company into the successful enterprise that it is today, and we believe that it is important to protect their interests in the event of a change in control of our company. Further, it is our belief that the interests of our shareholders will be best served if the interests of our senior management are aligned with them, and providing change in control benefits should mitigate the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of our shareholders. Therefore, we have entered into termination agreements with each of our named executive officers. To determine the levels of benefits to be paid to the named executive officers under the termination agreements in the event of termination following a change in control, the Executive Compensation Committee consulted with an independent executive compensation advisor to determine competitive practices in our industry with respect to change in control arrangements. The Committee determined that the levels of benefits, including the payment of various multiples of salary and short-term cash incentive compensation, accomplished our objective of providing competitive benefits and that these benefits are consistent with the general practice among our peers. Under these termination agreements, all change in control benefits are “double trigger.” Payments and benefits under these termination agreements are payable only if the officer’s employment is terminated by us without “just cause” or by the officer for “good reason” at any time during the three years following a change in control. For additional information on these termination agreements, see “Potential Post-Employment Payments and Payments Upon a Change in Control” below.

Internal Revenue Service Limitations on Deductibility of Executive Compensation.    Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that the company may deduct in any one year with respect to each of its five most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Stock option awards and performance unit awards generally are performance-based compensation meeting those requirements and, as such, are fully deductible if certain requirements are met. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals when in the best interest of the company, the Committee has not adopted a policy requiring all compensation to be deductible. Annual cash incentive compensation, restricted stock and restricted stock incentive units are not considered performance-based under Section 162(m) of the Tax Code. All other stock option and performance unit amounts will be deductible when they are paid to the executive officers.

Tally Sheets.    When making compensation decisions, the Executive Compensation Committee analyzed tally sheets prepared for our Chief Executive Officer and the other named executive officers. These tally sheets were prepared by our human resources department and our compensation consultant. Each of these tally sheets presented the dollar amount of each component of the named executive officers’ compensation, including current cash compensation (base salary and any short-term incentive payment), accumulated deferred compensation balances, outstanding equity awards, retirement benefits, perquisites and any other compensation. These tally sheets also reflected potential payments under selected termination of employment and change-in-control scenarios.

The purpose of these tally sheets is to summarize all of the elements of actual and potential future compensation of our named executive officers so that the Committee may analyze both the individual elements of compensation (including the compensation mix) as well as the aggregate total amount of actual and projected compensation.

Executive Compensation Committee Report

The Executive Compensation Committee of the Board of Directors has the responsibility for reviewing, and recommending to the full Board of Directors, the company’s executive compensation programs. The Committee is composed entirely of persons who qualify as independent directors under the listing standards of the New York Stock Exchange.

In this context, the Committee has met, reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the Compensation Discussion and Analysis in this proxy statement.

Respectfully submitted by the members of the Executive Compensation Committee of the Board of Directors:

James C. Day, Chair

David J. Tippeconnic, Vice Chairman

Bert H. Mackie

Jim W. Mogg

Gary D. Parker

Named Executive Officer Compensation

The following table shows the compensation for the named executive officers serving as such on December 31, 2008.

Summary Compensation Table for Fiscal 2008

Name & Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
John W. Gibson	2008	$825,000	$2,750,878	$—	$853,000	$2,025,081	$117,831	$6,571,790
Chief Executive Officer	2007	$620,000	$1,949,008	$—	$1,125,000	$1,059,258	$142,321	$4,895,587
	2006	$435,000	$1,058,983	$2,947	$655,000	$644,822	$57,931	$2,854,683

James C. Kneale	2008	$600,000	$2,146,745	$—	$550,000	$1,116,149	$84,915	$4,497,809
President and Chief	2007	$520,000	$1,779,728	$134,734	$815,000	$880,772	$69,559	$4,199,793
Operating Officer	2006	$435,000	$1,216,527	$477,987	$625,000	$720,261	$60,222	$3,534,997

Curtis L. Dinan	2008	$400,000	$476,298	$—	$275,000	$82,489	$46,800	$1,280,587
Senior Vice President,	2007	$300,000	$257,086	$—	$380,000	$43,632	$28,633	$1,009,351
Chief Financial Officer and Treasurer	2006	$230,000	$301,656	$—	$165,000	$31,622	$23,638	$751,916

John R. Barker	2008	$375,000	$494,176	$—	$245,000	$317,794	$44,302	$1,476,272
Senior Vice President,	2007	$330,000	$390,138	$—	$363,000	$224,871	$41,833	$1,349,842
General Counsel and Assistant Secretary	2006	$330,000	$339,210	$—	$355,000	$213,464	$40,438	$1,278,112

Samuel Combs III	2008	$330,000	$473,039	$—	$160,000	$365,360	$40,500	$1,368,899
President—ONEOK	2007	$330,000	$412,075	$53,532	$345,000	$345,115	$41,338	$1,527,060
Distribution Companies	2006	$330,000	$632,728	$62,290	$345,000	$322,641	$22,138	$1,714,797

(1)	The amounts included in the table reflect the grant date fair value calculated pursuant to FAS Statement 123R and reflect the expense recognized in 2006, 2007 and 2008 for restricted stock, restricted stock incentive units and performance units granted under our LTI Plan and our Equity Compensation Plan. Material assumptions used in the calculation of the value of these equity grants are included in Note N to our audited financial statements for the year ended December 31, 2008, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2009.

The fair value of restricted stock and restricted stock incentive units for the purposes of FAS Statement 123R was determined on the date of grant based on the closing price of our common stock on the grant date adjusted for the current dividend yield. With respect to the performance units granted in 2006, 2007 and 2008, the grant date fair value for the purposes of FAS Statement 123R was determined using a valuation model that considers the market condition (total shareholder return), using assumptions developed from historical information of the company and each of the referenced peer companies. The 2006 FAS Statement 123R value for Mr. Dinan has been adjusted to reflect an increase of $15,761.

(2)	No options were granted in 2007 or 2008. However, the remaining unamortized expense from restored options granted in 2006 was fully recognized as of May 2007. No options were granted in 2006, except for restored options granted in connection with the exercise of options granted under our LTI Plan. Effective January 1, 2007, the restorative feature of all our outstanding stock options was eliminated. The 2003 option grants vested on February 20, 2006. The amounts included in the table reflect the grant date fair value of the 2003 grants and the restored options granted in 2006 as expensed in accordance with FAS Statement 123R. Material assumptions used in the calculation of the value of these option grants are included in Note N to our audited financial statements for the year ended December 31, 2008, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2009.

(3)	Reflects payments made in 2007, 2008 and 2009 under our annual officer incentive plan. For a discussion of the performance criteria established by our Executive Compensation Committee for awards under the annual officer incentive plan, see “Components of Compensation—Annual Cash Compensation” above.

(4)	Reflects aggregate current year change in pension values and above market earnings on nonqualified deferred compensation for each named executive officer. The present value is based on the earliest age for which an unreduced benefit is available (age 62) and assumptions from the September 30, 2006 and 2007, and December 31, 2008, measurement dates for our pension plan.

Due to the fact that in 2008 ONEOK changed its pension plan measurement date, for financial accounting purposes, from September 30 of each year to December 31, the amounts included in the Summary Compensation Table with respect to the Qualified Pension Plan and the 2005 Supplemental Executive Retirement Plan are twelve-fifteenths of the amounts that were earned over the 15-month period ending on December 31, 2008.

The change in pension value and nonqualified deferred compensation earnings amounts for Messrs. Gibson, Kneale, Dinan, and Combs for 2006 and 2007 have been adjusted to include only the change in the pension value based on the present value using the RP2000 mortality tables projected to 2010 and exclude any Nonqualified Deferred Compensation Plan earnings that were not above market earnings. The total present value of the qualified and supplemental executive retirement pensions that should have been included the 2007 Pension Table for Messrs. Gibson, Kneale, Dinan, and Combs were $3,420,853, $4,371,812, $116,032 and $1,594,825, respectively. For the 2006 Pension Table, the total present value for Messrs. Gibson, Kneale, and Combs were $2,361,595, $3,492,643, and $1,249,710, respectively.

The total earnings on the executives’ balances under our Nonqualified Deferred Compensation Plan are included in the Nonqualified Deferred Compensation table. In the Summary Compensation Table for Fiscal 2008 above, only the above market earnings for 2006 and 2007 are included. For 2006 and 2007, these amounts are $1,086 and $1,603 for Mr. Kneale. No other named executive officers received above market earnings in 2006 and 2007. No named executive officers received above market earnings in 2008. For additional information on our Nonqualified Deferred Compensation Plan, see “Long-Term Compensation Plans—Nonqualified Deferred Compensation Plan” below.

(5)	Reflects the amounts paid as our dollar for dollar match of contributions made by the named executive officer under our Nonqualified Deferred Compensation Plan and Thrift Plan as follows:

Name	Year	Match Under Nonqualified Deferred Compensation Plan (a)	Match Under Thrift Plan (b)
John W. Gibson	2008	$103,200	$13,800
	2007	$63,000	$13,500
	2006	$44,100	$13,200
James C. Kneale	2008	$71,100	$13,800
	2007	$55,200	$13,500
	2006	$45,300	$13,200
Curtis L. Dinan	2008	$33,000	$13,800
	2007	$14,400	$13,500
	2006	$9,900	$13,200
John R. Barker	2008	$30,480	$13,800
	2007	$27,600	$13,500
	2006	$26,700	$13,200
Samuel Combs III	2008	$26,700	$13,800
	2007	$27,000	$13,500
	2006	$8,400	$13,200

(a)	For additional information on our Nonqualified Deferred Compensation Plan, see “Long-Term Compensation Plans—Nonqualified Deferred Compensation Plan” below.

(b)	Our Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries is a tax qualified plan which covers substantially all of our employees. Employee contributions are discretionary. Subject to certain limits, we match 100 percent of employee contributions to the plan up to a maximum of six percent.

In 2008, Messrs. Gibson, Kneale, and Barker received tax gross ups in the amount of $831, $15, and $22, respectively, with respect to income imputed to each of them under the Internal Revenue Code in connection with their personal use of our aircraft.

The named executive officers did not receive perquisites or other personal benefits with an aggregate value of $10,000 or more during 2006, 2007 or 2008 except for Mr. Gibson with respect to whom we paid $64,962 for a country club membership fee in 2007.

2008 Grants of Plan-Based Awards

The following table shows the grants of executive compensation plan based awards to the named executive officers during 2008.

Grants of Plan-Based Awards for Fiscal Year 2008

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John W. Gibson
Restricted Stock Units	01-17-08							10,000	$432,000
Performance Share Units	01-17-08				0	50,000	100,000		$2,194,000
Annual Incentive Plan	01-01-08	—	$701,250	$1,753,125
James C. Kneale
Restricted Stock Units	01-17-08							6,000	$259,320
Performance Share Units	01-17-08				0	25,000	50,000		$1,097,000
Annual Incentive Plan	01-01-08	—	$420,000	$1,050,000
Curtis L. Dinan
Restricted Stock Units	01-17-08							3,400	$146,948
Performance Share Units	01-17-08				0	14,000	28,000		$614,320
Annual Incentive Plan	01-01-08	—	$220,000	$550,000
John R. Barker
Restricted Stock Units	01-17-08							2,100	$90,762
Performance Share Units	01-17-08				0	8,800	17,600		$386,144
Annual Incentive Plan	01-01-08	—	$206,250	$515,625
Samuel Combs III
Restricted Stock Units	01-17-08							1,400	$60,508
Performance Share Units	01-17-08				0	5,800	11,600		$254,504
Annual Incentive Plan	01-01-08	—	$165,000	$412,500

(1)	Reflects estimated payments which could have been made under our 2008 annual officer incentive plan. The plan provides that our officers may receive annual cash incentive awards based on the performance and profitability of the company, the performance of particular business units of the company, and individual performance during the relevant fiscal year. The corporate and business unit criteria and individual performance criteria are established annually by the Executive Compensation Committee of our Board of Directors. The Committee also establishes annual target awards for each officer. The actual amounts earned by the named executive officers in 2008 under the plan and paid in 2009 are set forth under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table for Fiscal 2008 above.

(2)

Reflects performance units granted under our Equity Compensation Plan which are earned three years from the date of grant, at which time the holder is entitled to receive a percentage of the performance units granted based on our total shareholder return over the period January 17, 2008, to January 17, 2011, compared to the total shareholder return of the referenced peer group, payable one share of our common stock for each performance unit granted.

(3)	Reflects restricted stock incentive units granted under our Equity Compensation Plan which vest three years from the date of grant, at which time the grantee is entitled to receive the grant in shares of our common stock.

Outstanding Equity Awards

The following table shows the outstanding equity awards held by the named executive officers at December 31, 2008.

Outstanding Equity Awards at 2008 Fiscal Year-End

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2) (4)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John W. Gibson						180,000	$5,241,600	17,500	$509,600
	20,000	—	—	$17.05	01/17/12
	15,000	—	—	$22.31	01/18/11
	11,850	—	—	$28.24	01/18/11
	3,089	—	—	$34.05	05/15/10
	10,009	—	—	$34.05	01/17/12
James C. Kneale						72,000	$2,096,640	17,500	$509,600
	12,500	—	—	$16.88	02/20/13
	4,858	—	—	$33.33	01/17/12
	6,032	—	—	$38.64	10/21/09
	23,093	—	—	$38.64	01/18/11
	13,449	—	—	$38.64	01/17/12
Curtis L. Dinan	—	—	—			8,400	$244,608	4,000	$116,480
John R. Barker	—	—	—			9,600	$279,552	10,000	$291,200
Samuel Combs III						9,900	$288,288	10,500	$305,760
	800	—	—	$43.67	10/21/09
	4,086	—	—	$43.67	01/18/11
	4,878	—	—	$43.67	01/17/12

(1)	All outstanding options have vested.

(2)	Represents restricted stock incentive units which have not yet vested. See footnote (3) to the “Grants of Plan-Based Awards for Fiscal Year 2008” table above for a discussion of the vesting terms of our restricted stock incentive units. Restricted stock incentive units vest as follows:

John W. Gibson	10,000 on January 19, 2009
10,000 on January 18, 2010
10,000 on January 17, 2011
150,000 on January 1, 2012
James C. Kneale	50,000 on January 1, 2009
10,000 on January 19, 2009
6,000 on January 18, 2010
6,000 on January 17, 2011
Curtis L. Dinan	2,500 on January 19, 2009
2,500 on January 18, 2010
3,400 on January 17, 2011
John R. Barker	5,000 on January 19, 2009
2,500 on January 18, 2010
2,100 on January 17, 2011
Samuel Combs III	6,000 on January 19, 2009
2,500 on January 18, 2010
1,400 on January 17, 2011

(3)	Represents performance units which have not yet vested. See footnote (2) to the “Grants of Plan Based Awards for Fiscal 2008” for a discussion of the vesting terms of our performance units. Based on our projected performance at December 31, 2008, performance units vest as follows:

John W. Gibson	17,500 on January 19, 2009
0 on January 18, 2010
0 on January 17, 2011
James C. Kneale	17,500 on January 19, 2009
0 on January 18, 2010
0 on January 17, 2011
Curtis L. Dinan	4,000 on January 19, 2009
0 on January 18, 2010
0 on January 17, 2011
John R. Barker	10,000 on January 19, 2009
0 on January 18, 2010
0 on January 17, 2011
Samuel Combs III	10,500 on January 19, 2009
0 on January 18, 2010
0 on January 17, 2011

(4)	The terms of both our restricted stock incentive units and our performance units provide that any such unvested units will become fully vested upon a change in control. See “Post-Employment Payments and Payments Upon a Change in Control.”

Option Exercises and Stock Vested

The following table sets forth the exercises of stock options by, and stock which vested with, the named executive officers during 2008.

Option Exercises and Stock Vested in Fiscal Year 2008

Name	Option Awards (1)		Stock Awards (1)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (2)	Number of Shares Acquired on Vesting (#) (3)	Value Realized on Vesting ($) (4)
John W. Gibson	—	—	21,166	$1,005,580
James C. Kneale	5,921	$65,959	27,833	$1,322,361
Curtis L. Dinan	—	—	6,500	$308,815
John R. Barker	—	—	11,833	$562,201
Samuel Combs III	1,771	$8,820	14,500	$688,895

(1)	Certain of the named executive officers elected to have shares withheld upon the exercise of options, or to have vested shares withheld, in each case, to cover applicable state and federal taxes incurred upon the exercise of options or vesting. As a result, the net shares received upon the exercise of options or vesting and the related net value realized are as follows:

Name	Net Shares Acquired on Exercise (#)	Net Value Realized on Exercise ($)	Net Shares Acquired on Vesting (#)	Net Value Realized on Vesting ($)
John W. Gibson	—	—	18,387	$873,550
James C. Kneale	5,374	$59,866	10,251	$487,040
Curtis L. Dinan	—	—	5,570	$264,630
John R. Barker	—	—	10,211	$485,140
Samuel Combs III	108	$537	5,278	$250,757

(2)	The value received for each option on exercise represents the difference in the option exercise price paid upon exercise and the market price of the shares received upon exercise based on the average of the high and low prices of our common stock on the New York Stock Exchange on the date of exercise.

(3)	Includes restricted stock incentive units and performance units granted in 2005 which vested in 2008 and which were settled one-third in cash and the remainder in shares of our common stock.

(4)	The value received on vesting represents the market value of the shares received based on the average of the high and low prices of our common stock on the New York Stock Exchange on the date of vesting.

Long-Term Compensation Plans

The following table sets forth the estimated present value of accumulated benefits under each of our retirement plans as well as payments made as of December 31, 2008, under these plans for each of the named executive officers.

Pension Benefits as of December 31, 2008

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
John W. Gibson	2005 Supplemental Executive Retirement Plan	19.00	(2)	$5,681,487	$—
	Qualified Pension Plan	9.00	(3)	$270,717	$—
James C. Kneale	2005 Supplemental Executive Retirement Plan	28.00	(4)	$4,865,443	$—
	Qualified Pension Plan	28.00	(4)	$901,555	$—
Curtis L. Dinan	2005 Supplemental Executive Retirement Plan	5.00	(5)	$161,179	$—
	Qualified Pension Plan	5.00	(5)	$57,964	$—
John R. Barker	2005 Supplemental Executive Retirement Plan	4.00	(6)(7)	$746,741	$—
	Qualified Pension Plan	4.00		$171,162	$—
Samuel Combs III	2005 Supplemental Executive Retirement Plan	24.00		$1,514,546	$—
	Qualified Pension Plan	24.00		$536,979	$—

(1)	Each executive officer’s benefit is determined as of age 62 when an unreduced benefit can be received under the plans. The present value of the unreduced benefit is determined using the assumptions from the pension plan measurement date of December 31, 2008. Material assumptions used in the calculation of the present value of accumulated benefits are included in Note J to our audited financial statements for the year ended December 31, 2008, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2009.

(2)	Includes 10 additional years of service for purposes of calculating Mr. Gibson’s benefits under our 2005 SERP. This additional 10 years of service results in a benefit augmentation with an actuarial present value of $3,132,739, or $32,753 per month.

(3)	Mr. Gibson’s actual service is eight years and seven months. There is no resulting benefit augmentation with respect to the additional five months credit to Mr. Gibson’s years of service.

(4)	Mr. Kneale’s actual service is twenty-seven years and eight months. There is no resulting benefit augmentation with respect to the additional four months credit to Mr. Kneale’s years of service.

(5)	Mr. Dinan’s actual service is four years and ten months. There is no resulting benefit augmentation with respect to the additional two months credited to Mr. Dinan’s years of service.

(6)	Effective January 1, 2004, Mr. Barker was deemed to be 100 percent vested under our 2005 SERP. This results in a benefit augmentation with an actuarial present value of $917,903 or $6,946 per month.

(7)	Effective January 1, 2010, Mr. Barker will be deemed to have accrued 10 additional years of service for purposes of calculating benefits under our 2005 SERP. There will be no resulting benefit augmentation until January 1, 2010.

Qualified Pension Plan.    Our qualified pension plan is a qualified, defined benefit pension plan under both the Tax Code and the Employee Retirement Income Security Act of 1974, as amended. The plan covers substantially all of our employees. Non-bargaining unit employees hired after December 31, 2004, are not eligible to participate in the plan.

Benefits under our retirement plan become vested and non-forfeitable after completion of five years of continuous employment. Under the plan, a vested participant receives the monthly retirement benefit at normal retirement age, unless an early retirement benefit is elected under the plan, in which case the retirement benefit may be actuarially reduced for early commencement. Participants retiring on or after age 62 through normal retirement age receive 100 percent of their accrued monthly benefit which may be reduced depending on the optional form of payment elected at retirement. Benefits are calculated at retirement date based on a participant’s credited service, limited to a maximum of 35 years, and final average earnings.

For purposes of the table above, the annual social security covered compensation benefit of $56,484 was used in the excess benefit calculation. Benefits payable under our retirement plan are not offset by social security benefits.

Under the Tax Code, the annual compensation of each employee to be taken into account under our retirement plan for 2008 cannot exceed $230,000.

The earnings utilized in the retirement plan benefit formula for employees includes the base salary and cash incentive paid to an employee during the period of the employee’s final average earnings. The period of final average earnings means the employee’s highest earnings during any 60 consecutive months during the last 120 months of employment. For any named executive officer who retires with vested benefits under the plan, the compensation shown as “Salary” and “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for Fiscal 2008 would be considered eligible compensation in determining benefits, except that the plan benefit formula takes into account only a fixed percentage of final average earnings which is uniformly applied to all employees. The amount of eligible compensation that may be considered in calculating retirement benefits is also subject to limitations in the Tax Code applicable to the plan.

Supplemental Executive Retirement Plan.    We have maintained a Supplemental Executive Retirement Plan (SERP) for more than 20 years as a supplemental retirement benefit plan for certain of our officers. The SERP provides that officers may be selected for participation in a supplemental retirement benefit, an excess retirement benefit, or both. If a participant is eligible for both the supplemental retirement benefit and the excess retirement benefit, the excess retirement benefit and benefits payable under our pension plan are treated as an offset that reduces the supplemental retirement benefit. Participants in the SERP are selected by our Chief Executive Officer or, in the case of our Chief Executive Officer, by the Board of Directors.

In December 2008, our Board adopted certain amendments to the SERP, which are intended to comply with the requirements for nonqualified deferred compensation plans under Section 409A of the Tax Code. The amendments relate to participant elections with respect to compensation that is deferred under the plan, the timing and form of payment of benefits, requirements and limitations as to any changes of those benefits after an employee first becomes a plan participant, and the addition of other conforming provisions and definitions.

Supplemental benefits payable to participating employees in the SERP are based upon a specified percentage (reduced for early retirement and commencement of payment of benefits under the SERP) of the highest 36 consecutive months’ compensation of the employee’s last 60 months of service. The excess retirement benefit under the SERP pays a benefit equal at least to the benefit which would be payable to the participant under our retirement plan if limitations imposed by the Tax Code were not applicable, less the benefit payable under our retirement plan with such limitations. Benefits under the SERP are offset by the payment of benefits under our retirement plan which were or would have been paid if retirement plan benefits were commenced at the same time as the SERP benefits. SERP benefits are not offset by Social Security benefits. We fund benefits payable under the SERP through a trust arrangement commonly referred to as a rabbi trust. Our Board of Directors may amend or terminate the SERP at any time, provided that accrued benefits to current participants may not be reduced.

Nonqualified Deferred Compensation Plan.    The following table sets forth certain information regarding the participation by the named executive officers in our deferred compensation plan.

Nonqualified Deferred Compensation in Fiscal Year 2008

Name	Year	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
John W. Gibson	2008	$118,000	$103,200	$(258,231)	$—	$566,597
	2007	$73,400	$63,000	$37,683	$—	$603,628
	2006	$51,000	$44,100	$54,530	$—	$429,545
James C. Kneale	2008	$81,400	$71,100	$(419,445)	$—	$955,781
	2007	$63,600	$55,200	$74,970	$—	$1,222,726
	2006	$52,200	$45,300	$99,942	$—	$1,028,956
Curtis L. Dinan	2008	$70,500	$33,000	$(66,399)	$—	$156,162
	2007	$37,000	$14,400	$3,280	$—	$119,061
	2006	$19,600	$9,900	$3,790	$—	$64,381
John R. Barker	2008	$113,350	$30,480	$(208,745)	$—	$350,413
	2007	$121,500	$27,600	$20,309	$—	$415,329
	2006	$151,500	$26,700	$17,625	$—	$245,920
Samuel Combs III	2008	$31,600	$26,700	$(29,072)	$22,095	$128,354
	2007	$31,600	$27,000	$4,817	$11,872	$121,221
	2006	$6,600	$8,400	$588	$8,214	$69,676

(1)	The “All Other Compensation” column of the Summary Compensation Table for Fiscal 2008 at page 40 includes these amounts paid as our matching contributions under our Employee Nonqualified Deferred Compensation Plan.

(2)	There were no above market earnings in 2008. The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for 2008 at page 40 includes above market earnings for Mr. Kneale in the amount of $1,086 and $1,603 for 2006 and 2007, respectively. No other named executive officer received above market earnings in 2006 and 2007.

We maintain a Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) to provide select employees with the option to defer portions of their compensation and provide nonqualified deferred compensation benefits which are not otherwise available due to limitations on employer and employee contributions to qualified defined contribution plans under the federal tax laws. We make contributions for the benefit of plan participants to replace any company contributions a participant may lose because of limits imposed under the federal tax laws on contributions by a participant in the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries and our Profit Sharing Plan, as well as participants in the Retirement Plan for Employees of ONEOK, Inc. and Subsidiaries who do not participate in the 2005 SERP. The Deferred Compensation Plan also allows for supplemental credit amounts, which are amounts that can be contributed at the discretion of the Executive Compensation Committee. Under the Deferred Compensation Plan, participants have the option to defer a portion of their salary and/or cash incentive compensation to a short-term deferral account, which pays out a minimum of five years from commencement, or to a long-term deferral account, which pays out at retirement or termination of the participant’s employment. Participants are immediately 100 percent vested. Short-term deferral accounts are credited with an investment return based on the five-year Treasury bond rate as of the first day of January each year which, for 2008, was 2.95 percent. Long-term deferral accounts are credited with the actual investment return based on the amount of gains, losses and earnings for each of the investment options selected by the participant. Beginning in May 2004, the investment options do not include an option to invest in our common stock. For the year ended December 31, 2008, the investment return for the investment options for long-term investment accounts were as follows:

Fund Name	Investment Return for the Year Ended December 31, 2008
Cavanal Hill Treasury	1.070%
PIMCO Total Return I	4.870%
Dodge & Cox International	-46.690%
Fidelity Balanced	-31.310%
American Beacon Large Cap Value I	-39.390%
Vanguard Institutional Index	-36.950%
ONEOK Common Stock	-32.390%
SMRT Income	-14.170%
SMRT 2010	-22.270%
SMRT 2020	-30.000%
SMRT 2030	-34.780%
SMRT 2040	-37.300%
SMRT 2050	-37.510%
Growth Fund of America R5	-38.880%
Vanguard PRIMECAP Adm	-32.330%
Laudus Rosenberg US Discovery	-41.200%

At the distribution date, cash is distributed to participants based on the fair market value of the deemed investment of the participant’s accounts at that date.

Potential Post-Employment Payments and Payments Upon a Change in Control

Payments Made Upon Any Termination.    Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. These amounts include:

•	accrued but unpaid salary;

•	amounts contributed under our Thrift Plan and our Nonqualified Deferred Compensation Plan; and

•	amounts accrued and vested through our pension plan and 2005 SERP.

Payments Made Upon Retirement.    In the event of the retirement of a named executive officer, in addition to the items identified above, such named executive officer will be entitled to:

•	exercise rights applicable to retirees with respect to each outstanding and vested stock option granted under our LTI Plan;

•	receive a prorated share of each outstanding performance unit granted under our Equity Compensation Plan upon completion of the performance period;

•	receive a prorated portion of each outstanding restricted stock incentive unit granted under our LTI Plan and our Equity Compensation Plan upon completion of the restricted period; and

•	receive health and life benefits for the retiree and qualifying dependents.

Payments Made Upon Death or Disability.    In the event of the death or disability of a named executive officer, in addition to the benefits listed under the headings “Payments Made Upon Any Termination” and “Payments Made Upon Retirement” above, the named executive officer will receive applicable benefits under our disability plan or payments under our life insurance plan.

Payments Made Upon a Change in Control.    Effective January 2005, we entered into amended and restated termination agreements with each of our named executive officers. Each termination agreement has an initial two-year term and is automatically extended in one-year increments after the expiration of the initial term unless we provide notice of non-renewal to the officer, or the officer provides notice of non-renewal to us, at least 90 days before the January 1 preceding any termination date of the agreement. Effective December 21, 2006, we entered into an amended and restated termination agreement with Mr. Gibson which provides for an initial term through January 1, 2008, and is thereafter automatically extended on an annual basis until either party gives written notice of its election to terminate the agreement upon 90 days following the date of such notice. If a “change in control” of our company occurs, the term of each termination agreement will not expire for at least three years after the change in control. Relative to the overall value of our company, we believe the potential benefits payable upon change in control under these agreements are comparatively minor.

Under the termination agreements, all change in control benefits are “double trigger.” Payments and benefits under these agreements are payable only if the officer’s employment is terminated by us without “just cause” or by the officer for “good reason” at any time during the three years following a change in control. In general, severance payments and benefits include a lump sum payment in an amount equal to the sum of (i) for Messrs. Gibson, Kneale, Barker, and Combs, three times, and for Mr. Dinan two times, the officer’s annual salary as then in effect, plus the greater of either the amount of the officer’s short-term incentive payment received in the prior year or the officer’s target short-term incentive payment for the then current period, and (ii) a prorated portion of the officer’s target short-term incentive compensation. Messrs. Gibson, Kneale, Barker, and Combs, would also be entitled to continuation of health and welfare benefits for 36 months and accelerated benefits under our 2005 SERP. Mr. Dinan would be entitled to continuation of health and welfare benefits for 24 months. In the case of Messrs. Gibson and Kneale, we will make gross up payments to them to cover any excise taxes due if any portion of their severance payments and other benefits due constitute “excess parachute payments” under applicable tax law. For Messrs. Dinan, Barker, and Combs, severance payments will be reduced if the net after-tax benefit to such named executive officer exceeds the net after-tax benefit if such reduction were not made. We will make gross up payments to such officers only if the severance payments, as reduced, are subsequently deemed to constitute an excess parachute payment. We believe that these levels of benefits are consistent with the general practice among our peers.

For the purposes of these agreements, a “change in control” generally means any of the following events:

•

an acquisition of our voting securities by any person that results in the person having beneficial ownership of 20 percent or more of the combined voting power of our outstanding voting securities, other than an acquisition directly from us;

•

the current members of our Board of Directors, and any new director approved by a vote of at least two-thirds of our Board, cease for any reason to constitute at least a majority of our Board, other than in connection with an actual or threatened proxy contest (collectively, the “Incumbent Board”);

•

a merger, consolidation or reorganization with us or in which we issue securities, unless (a) our shareholders immediately before the transaction, as a result of the transaction, own, directly or indirectly, at least 50 percent of the combined voting power of the voting securities of the company resulting from the transaction, (b) the members of our Incumbent Board after the execution of the transaction agreement constitute at least a majority of the members of the Board of the company resulting from the transaction, or (c) no person other than persons who, immediately before the transaction owned 30 percent or more of our outstanding voting securities, has beneficial ownership of 30 percent or more of the outstanding voting securities of the company resulting from the transaction; or

•	our complete liquidation or dissolution or the sale or other disposition of all or substantially all of our assets.

For the purposes of these agreements, “just cause” means the executive’s conviction in a court of law of a felony, or any crime or offense in a court of law of a felony, or any crime or offense involving misuse or misappropriation of money or property; the executive’s violation of any covenant, agreement or obligation not to disclose confidential information regarding our business; any violation by the executive of any covenant not to compete with us; any act of dishonesty by the executive which adversely affects our business; any willful or intentional act of the executive which adversely affects our business, or reflects unfavorably on our reputation; the executive’s use of alcohol or drugs which interferes with the executive’s performance of duties as our employee; or the executive’s failure or refusal to perform the specific directives of our Board of Directors or its officers, which directives are consistent with the scope and nature of the executive’s duties and responsibilities. The existence and occurrence of all of such causes are to be determined by us, in our sole discretion, provided, that nothing contained in the provisions of these agreements are to be deemed to interfere in any way with our right to terminate the executive’s employment at any time without cause.

For the purposes of these agreements, “good reason” means a demotion, loss of title or significant authority or responsibility of the executive with respect to the executive’s employment with us from those in effect on the date of a change in control; a reduction of salary of the executive from that received from us immediately prior to the date of a change in control; a reduction in short-term and/or long-term incentive targets from those applicable to the executive immediately prior to the date of a change in control; the relocation of our principal executive offices to a location outside the metropolitan area of Tulsa, Oklahoma, or our requiring a relocation of principal place of employment of the executive; or the failure of a successor corporation to explicitly assume these termination agreements.

Potential Post-Employment Payments Tables.    The following tables reflect estimates of the incremental amount of compensation due each named executive officer in the event of such executive’s termination of employment by reason of death, disability or retirement, termination of employment without cause, or termination of employment without cause or with good reason within three years following a change in control. The amounts shown assume that such termination was effective as of December 31, 2008, and are estimates of the amounts which would be paid out to the executives upon such termination. The actual amounts to be paid out can only be determined at the time of such executive’s termination of employment.

In addition to the amounts set forth in the following tables, in the event of termination of employment for any of the reasons set forth in the tables, Messrs. Gibson and Kneale hold outstanding exercisable options with a value of $354,078 and $153,000, respectively.

John W. Gibson	Termination Upon Death, Disability or Retirement	Termination Without Cause	Qualifying Termination Following a Change in Control
Cash Severance	$—	$—	$5,850,000
Equity
Restricted Stock/Units	$2,232,533	$2,232,533	$5,241,600
Performance Shares/Units	$495,444	$—	$2,780,960
Total	$2,727,977	$2,232,533	$8,022,560
Other Benefits
Health & Welfare	$—	$—	$20,309
Excise Tax Gross-up	$—	$—	$6,248,475
Total	$—	$—	$6,268,784
Total	$2,727,977	$2,232,533	$20,141,344

James C. Kneale	Termination Upon Death, Disability or Retirement	Termination Without Cause	Qualifying Termination Following a Change in Control
Cash Severance	$—	$—	$4,245,000
Equity
Restricted Stock/Units	$1,843,458	$1,843,458	$2,096,640
Performance Shares/Units	$495,444	$—	$1,761,760
Total	$2,338,902	$1,843,458	$3,858,400
Other Benefits
Health & Welfare	$—	$—	$20,309
Excise Tax Gross-up	$—	$—	$3,647,430
Total	$—	$—	$3,667,739
Total	$2,338,902	$1,843,458	$11,771,139

Curtis L. Dinan	Termination Upon Death, Disability or Retirement	Termination Without Cause	Qualifying Termination Following a Change in Control
Cash Severance	$—	$—	$1,560,000
Equity
Restricted Stock/Units	$147,541	$147,541	$244,608
Performance Shares/Units	$113,244	$—	$771,680
Total	$260,785	$147,541	$1,016,288
Other Benefits
Health & Welfare	$—	$—	$19,717
Excise Tax Gross-up	$—	$—	$—
Total	$—	$—	$19,717
Total	$260,785	$147,541	$2,596,005

John R. Barker	Termination Upon Death, Disability or Retirement	Termination Without Cause	Qualifying Termination Following a Change in Control
Cash Severance	$—	$—	$2,214,000
Equity
Restricted Stock/Units	$206,752	$206,752	$279,552
Performance Shares/Units	$283,111	$—	$794,976
Total	$489,863	$206,752	$1,074,528
Other Benefits
Health & Welfare	$—	$—	$20,309
Excise Tax Gross-up	$—	$—	$—
Total	$—	$—	$20,309
Total	$489,863	$206,752	$3,308,837

Samuel Combs III	Termination Upon Death, Disability or Retirement	Termination Without Cause	Qualifying Termination Following a Change in Control
Cash Severance	$—	$—	$2,025,000
Equity
Restricted Stock/Units	$228,835	$228,835	$288,288
Performance Shares/Units	$297,267	$—	$722,176
Total	$526,102	$228,835	$1,010,464
Other Benefits
Health & Welfare	$—	$—	$29,575
Excise Tax Gross-up	$—	$—	$—
Total	$—	$—	$29,575
Total	$526,102	$228,835	$3,065,039

RELATED PERSON TRANSACTIONS

Our Board of Directors recognizes that transactions in which we participate and in which a related person (executive officer, director, director nominee, five percent or greater shareholder, and their immediate family members) has a direct or indirect material interest can present potential or actual conflicts of interest and create the appearance that company decisions are based on considerations other than the best interests of the company and its shareholders. Accordingly, as a general matter, it is our preference to avoid related person transactions. Nevertheless, we recognize that there are situations where related person transactions may be in, or may not be inconsistent with, the best interests of the company and its shareholders including, but not limited to, situations where we provide products or services to related persons on an arm’s length basis and on terms comparable to those provided to unrelated third parties.

In the event we enter into a transaction in which an executive officer (other than an employment relationship), director (other than compensation arrangements for service on our Board provided to each director), director nominee, five percent or greater shareholder, or a member of their immediate family has a direct or indirect material interest, the transaction is presented to our Audit Committee and, if warranted, our Board, for review to determine if the transaction creates a conflict of interest and is otherwise fair to the company. We require each executive officer and director to annually provide us written disclosure of any transaction in which we participate and in which the officer or director or any of his or her immediate family members has a direct or indirect material interest. Our Corporate Governance Committee reviews our disclosure of related party transactions in connection with its annual review of director independence. These procedures are not in writing but are evidenced through the meeting agendas of our Audit and Corporate Governance Committees.

In the normal course of business, we purchase natural gas and natural gas liquids from Williford Energy Company and its affiliates. Mollie B. Williford, Chairman of the Board of the Williford Companies, which consists of several companies including Williford Energy Company, is a member of our Board of Directors. Our transactions with Williford Energy Company and its affiliates are conducted under substantially the same terms as comparable third-party transactions. During 2008, we made purchases from Williford Energy and its affiliates of approximately $2,673,000.

In the normal course of business, we sell natural gas to Shawnee Milling Company. William L. Ford, President of Shawnee Milling Company, is a member of our Board of Directors. During 2008, we made gas sales to Shawnee Milling Company of approximately $697,000. Our sales of natural gas to Shawnee Milling Company are made on substantially the same terms as comparable third-party transactions.

SHAREHOLDER PROPOSALS

The rules of the Securities and Exchange Commission provide when a company must include a shareholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders. Under these rules, proposals that shareholders would like to submit for inclusion in our proxy statement for our 2010 annual meeting of shareholders should be received by our corporate secretary at our principal executive offices no later than November 27, 2009. Only those shareholder proposals eligible for inclusion under the rules of the Securities and Exchange Commission will be included in our proxy statement.

If a shareholder desires to present a proposal other than the nomination of directors at our 2010 annual meeting outside the process provided by the rules of the Securities and Exchange Commission, the shareholder must follow the procedures set forth in our by-laws. Our by-laws generally provide that a shareholder may present a proposal at an annual meeting if (1) the shareholder is a shareholder of record at the time the shareholder gives written notice of the proposal and is entitled to vote at the meeting, and (2) the shareholder gives timely written notice of the proposal, including any information regarding the proposal required under our by-laws, to our corporate secretary. To be timely for our 2010 annual meeting, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices no later than November 27, 2009.

HOUSEHOLDING

Shareholders with multiple accounts that share the same last name and household mailing address will receive a single copy of shareholder documents (annual report, proxy statement, or other informational statement) unless we are instructed otherwise. Each shareholder, however, will continue to receive a separate proxy card. This practice, known as “householding,” is designed to reduce our printing and postage costs.

If you are a registered shareholder and received only one copy of the proxy statement and annual report in your household, we will promptly deliver copies, to the extent you request copies, for each member of your household who was a registered shareholder as of the record date. You may make this request by calling Computershare Trust Company, N.A at 1-866-235-0232, or by providing written instructions to Computershare Trust Company, N.A., 250 Royall Street, Canton, MA 02021. You also may contact us in the same manner if you are currently receiving a single copy of the proxy statement and annual report in your household and desire to receive separate copies in the future for each member of your household who is a registered shareholder, or if your household is currently receiving multiple copies of the proxy statement and annual report and you desire to receive a single copy in the future for your entire household. If you are not a registered shareholder and your shares are held by a broker, bank, or other holder of record, you will need to contact that entity to revoke your election and receive multiple copies of these documents.

ANNUAL REPORT ON FORM 10-K

Our 2008 annual report to shareholders (which includes our Annual Report on Form 10-K for the year ended December 31, 2008) is available on our corporate website at www.oneok.com. We will provide, without charge, on the written request of any person solicited hereby, a copy of our Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 2008. Written requests should be mailed to Eric Grimshaw, Corporate Secretary, ONEOK, Inc., 100 West Fifth Street, Tulsa, Oklahoma 74103.

OTHER MATTERS

So far as is now known to us, there is no business other than that described above to be presented to the shareholders for action at the annual meeting. Should other business come before the annual meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies.

Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the annual meeting, no business can be transacted. Therefore, please authorize a proxy electronically via the internet, by telephone, or by mail. Please act promptly to ensure that you will be represented at this important meeting.

By order of the Board of Directors.

Eric Grimshaw Secretary

Tulsa, Oklahoma

March 27, 2009

100 West Fifth Street

Post Office Box 871

Tulsa, Oklahoma 74102-0871

www.oneok.com

ONEOK

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Electronic Voting Instructions

You can vote by Internet or Telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or Telephone must be received by 1:00 a.m., Central Daylight Time, on May 21, 2009.

Vote by Internet

Vote by Telephone

Annual Meeting Proxy Card

123456 C0123456789 12345

A Proposals

1. Election of eleven directors.

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - James C. Day	☐	☐	☐	02 - Julie H. Edwards	☐	☐	☐	03 - William L. Ford	☐	☐	☐
04 - John W. Gibson	☐	☐	☐	05 - David L. Kyle	☐	☐	☐	06 - Bert H. Mackie	☐	☐	☐
07 - Jim W. Mogg	☐	☐	☐	08 - Pattye L. Moore	☐	☐	☐	09 - Gary D. Parker	☐	☐	☐
10 - Eduardo A. Rodriguez	☐	☐	☐	11 - David J. Tippeconnic	☐	☐	☐				

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ONEOK

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Electronic Voting Instructions

Available You can vote 24 hours by Internet a day, or 7 days Telephone! a week!

Instead methods of outlined mailing below your proxy, to vote you your may proxy. choose one of the two voting VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies 1:00 a.m. submitted , Central Daylight by the Internet Time, on or May Telephone 21, 2009. must be received by

Vote by Internet

Log on to the Internet and go to www.investorvote.com

Follow the steps outlined on the secured website.

Vote by Telephone

Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone Telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

123456

C0123456789 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals

The Board of Directors recommends a vote FOR the election of each of the nominees listed below.

1. Election of eleven directors. For Against Abstain For Against Abstain

For Against Abstain

01 - James C. Day

04 - John W. Gibson

07 - Jim W. Mogg

10 - Eduardo A. Rodriguez

02 - Julie H. Edwards

05 - David L. Kyle

08 - Pattye L. Moore

11 - David J. Tippeconnic

03 - William L. Ford

06 - Bert H. Mackie

09 - Gary D. Parker

The Board of Directors recommends a vote FOR Proposal 2.

2. A LLP proposal as the to independent ratify the selection registered of public PricewaterhouseCoopers accounting firm of ONEOK, Inc. for the year ending December 31, 2009.

For Against Abstain

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

C 1234567890 J N T

1 U P X 0 2 0 8 3 6 1

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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

Proxy — ONEOK, Inc.

ANNUAL MEETING OF SHAREHOLDERS MAY 21, 2009

The undersigned hereby appoints David L. Kyle and John R. Barker, or either of them, with the power of substitution in each, proxies to vote all stock of the undersigned in ONEOK, Inc. at the Annual Meeting of Shareholders to be held May 21, 2009, and at any and all adjournments or postponements thereof, upon the matter of the election of directors, the proposal referred to in Item 2 of this Proxy, and any other business that may properly come before the meeting.

This card also constitutes voting instructions by the undersigned participant to the trustee of the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries, and the ONEOK, Inc. Profit Sharing Plan, for all shares votable by the undersigned participant and held of record by such trustee, if any. The trustee will vote these shares as directed provided your voting instruction is received by 1:00 a.m. Central Daylight Time on May 21, 2009. If there are any shares for which instructions are not timely received, the trustee will cause all such shares to be voted in the same manner and proportion as the shares of the plan for which timely instructions have been received, unless to do so would be contrary to ERISA. All voting instructions for shares held of record by the plans shall be confidential.

B Non-Voting Items

Change of Address — Please print new address below.

NOTE: Please sign this proxy exactly as your name appears, including the title "Executor," "Trustee," etc. If the name indicated is a joint account, each joint owner should sign. If the stock is held by a corporation, this proxy should be executed by a proper officer thereof.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — ONEOK, Inc.

ANNUAL MEETING OF SHAREHOLDERS MAY 21, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

to The be undersigned held May 21, hereby 2009, appoints and at any David and L. all Kyle adjournments and John R. or Barker, postponements or either of thereof, them, with upon the the power matter of substitution of the election in each, of directors, proxies the to vote proposal all stock referred of the to undersigned in Item 2 of in this ONEOK, Proxy, Inc. and at any the other Annual business Meeting that of Shareholders may properly come before the meeting.

Shares will be voted as specified. IF YOU SIGN BUT DO NOT GIVE SPECIFIC INSTRUCTIONS, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS PROPOSED, and FOR PROPOSAL 2. by This the card undersigned also constitutes participant voting and instructions held of record by the by undersigned such trustee, participant if any. The to trustee the trustee will vote of the these Thrift shares Plan for as Employees directed provided of ONEOK, your Inc. voting and instruction Subsidiaries, is received and the by ONEOK, 1:00 a. m. Inc. Central Profit Sharing Daylight Plan, Time for on all May shares 21, 2009. votable If received, there are unless any shares to do for so which would instructions be contrary are to ERISA. not timely All voting received, instructions the trustee for will shares cause held all of such record shares by the to be plans voted shall in be the confidential. same manner and proportion as the shares of the plan for which timely instructions have been

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AS PROPOSED, AND FOR PROPOSAL 2. If you vote by the Internet or Telephone, DO NOT return your proxy card.

Mark, sign and date the proxy card. Detach the proxy card and return it in the postage-paid envelope.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below by NOTE: a corporation, Please sign this this proxy proxy should exactly be as executed your name by a appears, proper officer including thereof. the title “Executor,” “Trustee,” etc. If the name indicated is a joint account, each joint owner should sign. If the stock is held Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.